UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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RADISYS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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_________________

Notice of Annual Meeting of Shareholders
to be Held June 7, 2017
__________________

To the Shareholders of Radisys Corporation:

The annual meeting of shareholders of Radisys Corporation, an Oregon corporation, will be held at our headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on June 7, 2017 at 10:00 a.m., Pacific time, for the following purposes:

1.	to elect seven directors;

2.	to have an advisory vote to approve compensation of our named executive officers;

3.	to have an advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers;

4.	to ratify the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm;

5.	to approve an amendment to the Radisys Corporation Amended and Restated 2007 Stock Plan to increase the number of shares available for grant;

6.	to approve an amendment to the Radisys Corporation 1996 Employee Stock Purchase Plan; and

7.	to transact any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 13, 2017 are entitled to receive notice of and to vote at the annual meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the annual meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the annual meeting.

A list of shareholders has been available for inspection by the shareholders commencing April 18, 2017 at our corporate headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

By Order of the Board of Directors,

April 26, 2017	Jonathan Wilson
Hillsboro, Oregon	Chief Financial Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

RADISYS CORPORATION
__________________
PROXY STATEMENT
__________________
SOLICITATION AND REVOCABILITY OF PROXY

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Radisys Corporation, an Oregon corporation (“we,” “us”, “Radisys”, or the "Company"), to be voted at the annual meeting of shareholders to be held at our headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on June 7, 2017 at 10:00 a.m., Pacific time, for the purposes set forth in the accompanying notice of annual meeting. All proxies in the enclosed form that are properly executed and received by us before or at the annual meeting and not revoked will be voted at the annual meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Corporate Secretary before the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the annual meeting.

The mailing address of our principal executive offices is 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”) in 2007, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners on or about April 26, 2017, and the proxy statement, the proxy card and the annual report to shareholders are being first given to shareholders on the same date. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of all the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meeting on the environment.

The cost of preparing, printing and mailing this proxy statement and of the solicitation of proxies will be borne by us. Solicitation will be made by mail and, in addition, may be made by our directors, officers and employees personally or by written communication, telephone, facsimile or other means. We may request banks, brokers, fiduciaries and other persons holding shares in their names, or in the names of their nominees, to forward this proxy statement and other proxy materials to the beneficial owners and obtain voting instructions for the execution and return of the proxies. We will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection with the proxy solicitation. We have retained D.F. King & Co. to aid in the solicitation of proxies for a fee of approximately $9,500, plus reasonable costs and expenses.

For purposes of conducting the annual meeting, the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In a plurality voting, the nominee who receives the most votes for his or her election is elected. Each other proposal requires the approval of a majority of the votes cast on the proposal, provided a quorum is present.

If a broker holds your shares, the Notice and, if requested, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting. Routine matters include the ratification of the appointment of auditors. Non-routine matters include the matters being submitted to the shareholders in Proposals 1, 2, 3, 5, and 6. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee in directors' elections. With respect to other proposals, abstentions will count as votes cast, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal and therefore, will have no effect. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each of the proposals.

The record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting is April 13, 2017. At the close of business on April 13, 2017, 38,924,229 shares of our common stock were outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting. We reserve the right to decide, in our discretion, to withdraw any of the proposals from the agenda of the annual meeting prior to any vote thereon.

PROPOSAL 1: TO ELECT SEVEN DIRECTORS

Our Board of Directors currently consists of seven members. The directors are elected at the annual meeting of shareholders to serve until the next annual meeting and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Ronald de Lange, Brian Bronson, Hubert de Pesquidoux, C. Scott Gibson, Michael G. Hluchyj, M. Niel Ransom, and Vincent H. Tobkin.

If any nominee is not available as a candidate for director, the number of directors constituting our Board of Directors may be reduced before the annual meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

Set forth in the table below is the name, age and position with the Company of each of our directors standing for re-election. Additional information about each of the directors is provided below the table and in "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among our directors and executive officers.

Name	Age	Position
Ronald de Lange	58	Chairman of the Board
Brian Bronson	45	Director, President and Chief Executive Officer
Hubert de Pesquidoux	51	Director
C. Scott Gibson	64	Director
Michael G. Hluchyj	62	Director
M. Niel Ransom	67	Director
Vincent H. Tobkin	65	Director

Ronald de Lange joined us in July 2015 and was appointed Chairman of the Board effective April 1, 2016. From 2005 through 2013, Mr. de Lange was President and CEO of Tekelec, a leading global networking software company focused on enabling people and devices globally to talk, text, and access the internet. Mr. de Lange successfully led the sale of Tekelec to Siris Capital and the strategic acquisition by Oracle in March 2013. From March 2013 through December 2013 he served as Senior Vice President at Oracle, assisting in the integration of Tekelec into Oracle. Prior to becoming President and CEO of Tekelec, he served as Executive Vice President of Tekelec's Global Product Solutions group and held a variety of key management positions at Lucent Technologies. On September 14, 2016, Mr. de Lange became a director of Xura, Inc., a global provider of digital services solutions. On February 27, 2017, Xura, Inc. acquired Mitel Mobility and re-named the combined company Mavenir Systems, Inc. for which Mr. de Lange now serves as a director of the combined companies. Since 2014, Mr. de Lange has been a professional investor engaged in investing in early stage technology companies and managing other business interests. Mr. de Lange holds an MS in computer science from DePaul University and a BS in electronics engineering technology from DeVry Institute of Technology.

We believe that Mr. de Lange's qualifications to serve as a Director include his 35 years of experience in the telecommunications and data networking industry, which provides valuable leadership to the Board and to the Company.

Brian Bronson joined us in 1999 and has been an officer since 2000. From July 2011 through October 2012, he served as our President and Chief Financial Officer. In October 2012, he was named our Chief Executive Officer and President. He was also appointed to serve as a director by the Board on October 2, 2012. Prior to his being named as our Chief Financial Officer in November 2006, Mr. Bronson held the positions of our Vice President of Finance and Business Development and Treasurer and Chief Accounting Officer. Before joining Radisys, from 1995 to 1999, Mr. Bronson held a number of financial management roles at Tektronix, Inc. where he was responsible for investor relations, finance and accounting functions for both domestic and international operations. Prior to joining Tektronix, Inc., Mr. Bronson practiced as a Certified Public Accountant with the accounting firm Deloitte and Touche, LLP. Mr. Bronson holds a bachelors degree in Business Administration and Communications from Oregon State University.

We believe that Mr. Bronson's qualifications to serve as a Director include his 19 years of experience in the technology industry, which provides valuable leadership to the Board and to the Company. His 15 years of experience in key positions throughout the Company allows him to provide valuable perspective to the Board on the Company's operations and finances. Mr. Bronson also brings to the Board his experience as a Certified Public Accountant. The Board believes the combination of these experiences provides valuable insight and perspective to the Board.

Hubert de Pesquidoux has served as Director since April 2012. Mr. de Pesquidoux was a former senior executive of Alcatel-Lucent SA, serving from 1990 to 2009. His last position was Chief Financial Officer of Alcatel-Lucent and President of its Enterprise Business Group. Mr. de Pesquidoux was also previously a member of Alcatel's Executive Committee and held various executive positions including President and Chief Executive Officer of Alcatel North America, Chief Executive Officer of Alcatel Canada (formerly Newbridge Networks) and Chief Financial Officer of Alcatel USA. Mr. de Pesquidoux has served as Chairman of the Board for Tekelec, and was the Chairman of the Audit Committee and member of the Board of Directors of Mavenir Systems until April 2015, when it was acquired by Mitel Networks Corporation. Mr. de Pesquidoux is currently the Executive Partner at Siris Capital, a private equity firm focused on making control investments in data/telecom, technology and technology-enabled business service companies in North America. He is also currently the Executive Chairman at Premiere Global Services, a provider of collaboration software and services and Executive Chairman at Xura, Inc., a global provider of digital services solutions. On February 27, 2017, Xura, Inc. acquired Mitel Mobility and re-named the combined company Mavenir Systems, Inc. for which Mr. de Pesquidoux is now Executive Chairman of the combined companies. He is the Chairman of the Audit Committee and member of the board of Directors of Sequans Communications S.A, and Criteo SA as well as a member of the Board of Directors of Transaction Network Services (TNS). He is also a member of the UPMC Information Technology Board of Visitors, which advises UPMC on matters generally related to information technology strategy, acquisition and implementation. Mr. de Pesquidoux holds a master's degree in Law, is a graduate of Sciences Po Paris (Finance and Economics) and holds a DESS in International Affairs from Paris Dauphine University.

We believe that Mr. de Pesquidoux' qualifications to serve as director include his over 20 years of experience of financial and operational management in the telecommunications industry in the U.S., Canada and Europe. This experience gives Mr. de Pesquidoux a deep understanding of the high technology industry both on the service provider side and the large to small enterprise side, including knowledge relating to sales and marketing, R&D, finance, IT and supply chain. As an Executive Partner at Siris Capital, Mr. de Pesquidoux brings to the board additional financial and technical expertise. His experience on boards of other companies within our industry, including his former Chairman position at Tekelec, further augment his range of knowledge and understanding of Corporate Governance providing experience on which he can draw while serving as a member of our Board. He also qualifies as an "audit committee financial expert" from his experience as a Chief Financial Officer of a large public company and his professional qualifications which give him enhanced expertise to assist the Board with its financial oversight function.

C. Scott Gibson has served as a Director since June 1993 and as Chairman of our Board of Directors from October 2002 through March 2016. From January 1983 through February 1992, Mr. Gibson co-founded and served as Chief Financial Officer and Senior VP of Operations, then Executive VP and Chief Operating Officer and finally President and Co-Chief Executive Officer of Sequent Computer Systems, Inc. (“Sequent”), a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Since March 1992, Mr. Gibson has been a director to high technology companies as his full time occupation and in January 2017 was named a Board Leadership Fellow by the National Association of Corporate Directors. Mr. Gibson serves on the boards of several other companies and non-profit organizations, including Qorvo, Inc., Pixelworks, Inc., NW Natural, and non-profits St. Johns Medical Center, and Community Foundation of Jackson Hole. During the past five years, Mr. Gibson was previously a director of Triquint Semiconductor, Inc. and Verigy, Pty. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.

We believe that Mr. Gibson's qualifications to serve as a Director include his extensive experience in the semiconductor and computer systems industries, including co-founding and helping take public a highly successful computer systems company. In addition, his service on boards of other high technology companies, including as a member of audit and compensation committees, gives him financial expertise and understanding of compensation policies as well as extensive organizational leadership skills to assist the CEO with strategic planning. Each of the boards of directors of the public companies for which Mr. Gibson serves as an audit committee member has determined that he is an "audit committee financial expert" as that term is defined by the rules and regulations of the SEC.

Michael G. Hluchyj joined us in August 2015. From December 2012 though January 2015, Mr. Hluchyj served as Chief Technology Officer, Carrier Products for Akamai, a leading content delivery network services provider, with responsibilities that included carrier service provider initiatives related to Network Functions Virtualization (NFV) and its specification. Mr. Hluchyj joined Akamai through the acquisition of Verivue, a leading provider of content delivery solutions to service providers, where he was a founder and Chief Technology Officer from November 2006 through December 2012. Prior to founding Verivue, Mr. Hluchyj was a founder and Chief Technology Officer of Sonus Networks, a leading global provider of voice over IP (VoIP) infrastructure solutions to carriers. Mr. Hluchyj is a Fellow of the IEEE, has been awarded 36 U.S. patents, and is widely published on subjects such as switching and traffic management in multimedia packet networks. He also serves as a board member of Uptycs, a cybersecurity startup. Mr. Hluchyj holds a B.S. in electrical engineering from the University of Massachusetts at Amherst and an M.S. and a Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

We believe that Mr. Hluchyj's qualifications to serve as a director include his proven track record of building successful companies and we believe his expertise in the area of Software-Defined Networking (SDN) and NFV will help accelerate our Software-Systems strategy, specifically our FlowEngine and MediaEngine product lines, moving forward.

M. Niel Ransom has served as a Director since August 2010. Mr. Ransom is a principal of Ransomshire Associates, Inc., an advisory firm he founded in 2005. He also serves as Chairman of the Board for Saguna Networks, a provider of MobileEdge computing solutions and as a board member of MultiPhy, a provider of integrated circuits for high-speed optical communications, and OPNT, a provider of precision network timing solutions. Mr. Ransom was previously a director of ECI Telecom, a provider of networking infrastructure equipment, Applied Micro, a processor and communication device manufacturer, Cyan Inc., a provider of packet-optical and SDN solutions, and Polatis, a provider of high-performance optical switching solutions. Previously, as worldwide CTO of Alcatel and a member of its Executive Committee, he was responsible for research, corporate strategy, intellectual property and R&D investment. Prior to that, he directed Alcatel's access and metro optical business in North America. Earlier in his career, he directed the Advanced Technology Systems Center at BellSouth and various development and applied research organizations in voice and data switching at Bell Laboratories. He holds a Ph.D. in electrical engineering from the University of Notre Dame, BSEE and MSEE degrees from Old Dominion University, and an MBA from the University of Chicago.

We believe that Mr. Ransom brings to our Board significant international experience acquired during his service as worldwide CTO of Alcatel. Further, Mr. Ransom's experience at Alcatel enables him to offer valuable perspectives on Radisys' corporate planning and development. As a principal of a private advisory firm, Mr. Ransom brings to the Board significant senior leadership, operational and financial expertise. His board engagements in venture capital-based startups bring valuable insights in emerging technology trends.

Vincent H. Tobkin has served as a Director since May 2012. Mr. Tobkin was a senior advisor, retired director and global telecom/technology practice leader of Bain & Company, serving from 1992 to 2009. He joined Bain & Company after serving as a general partner and a founder of Sierra Ventures from 1984 to 1992. He was a partner and consultant with McKinsey and Company from 1976 to 1984. Mr. Tobkin was previously a director and Chairman of Tellabs. Mr. Tobkin holds J.D. and M.B.A. degrees from Harvard University and S.B. and S.M. degrees from the Massachusetts Institute of Technology.

We believe that Mr. Tobkin's qualifications to serve as a director include his vast knowledge of the telecommunications industry and business practices, which will assist the Board and management in focusing on executing strategy. He has public company board experience, including serving as Chairman of Tellabs, and has advised public companies and their executives throughout most of his career. He also qualifies as an "audit committee financial expert" from his extensive experience advising the management teams of large public companies as well as his experience serving as Chairman of a large public company, which gives him enhanced expertise to assist the Board with its financial oversight function.

CORPORATE GOVERNANCE

Our Board of Directors has affirmatively determined that each of Ronald de Lange, C. Scott Gibson, Hubert de Pesquidoux, Michael G. Hluchyj, M. Niel Ransom, and Vincent H. Tobkin are "independent directors" as defined by the SEC rules and within the meaning of the Nasdaq Listing Rule 5605(a)(2) and, therefore, a majority of our Board of Directors is currently independent as so defined.

We have implemented corporate governance policies that are designed to strengthen the accountability of our Board of Directors and management team, thereby aiming to achieve long-term shareholder value.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Our Board of Directors has adopted a Code of Ethics applicable to each of our directors, officers, employees and agents, including our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions. Our Code of Ethics is available on our website at www.radisys.com under Company/Investors/Corporate Governance.

In addition, our Board of Directors has implemented a process whereby shareholders may send communications directly to its attention. Any shareholder desiring to communicate with our Board of Directors, or one or more members of our Board of Directors, should communicate in writing addressed to our Corporate Secretary. Our Corporate Secretary has been instructed by our Board of Directors to promptly forward all such communications to the specified addressees. Shareholders should send communications directed to our Board of Directors to 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.

Our Board of Directors held ten regularly scheduled meetings during the fiscal year ended December 31, 2016. The Board separates the roles of Chairman of the Board and Chief Executive Officer. The Board believes this provides an effective leadership model for the Company because it allows the Chief Executive Officer to focus his time and energy on managing and operating the Company while leveraging off of the perspectives and insights of the Chairman of the Board and other members of the Board. In 2016, independent directors met on a regularly scheduled basis in executive sessions without our Chief Executive Officer or other members of the our management present. The Chairman of the Board presides at these meetings.

Each director attended at least 75% of the regularly scheduled meetings of our Board of Directors and the committees of which he or she was a member. We encourage, but do not require, our Board of Directors' members to attend the annual shareholders meeting. Last year six of our directors attended the annual shareholders meeting.

Board Committees

Audit Committee.
We maintain an Audit Committee currently consisting of Hubert de Pesquidoux as Chair, Ronald de Lange, C. Scott Gibson and Vincent Tobkin. All of the members of the Audit Committee are “independent directors” within the meaning of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. In addition, our Board of Directors has determined that three members of the Audit Committee, Hubert de Pesquidoux, C. Scott Gibson and Vincent H. Tobkin, qualify as “audit committee financial experts” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and are independent within the meaning of Rule 10A-3 of the Exchange Act. Mr. de Pesquidoux qualifies as an audit committee financial expert by virtue of his long service in a number of senior executive positions over 20 years at Alcatel-Lucent and its subsidiaries, including Chief Executive Officer, President and Chief Financial Officer. Mr. de Pesquidoux also serves on the audit committee of Sequans Communications S.A. and served on the audit committee of Mavenir Systems until April 2015, when it was acquired by Mitel Networks Corporation. Additionally, Mr. de Pesquidoux holds a master's degree in business law from Nancy Law University, is a graduate of the Institute for Political Studies (Sciences Po Paris) with a master's degree in Economics and Finance and holds a master's degree in International Finance from Paris Dauphine University. Mr. Gibson qualifies as an audit committee financial expert by virtue of his service on our audit committee since 1993, the audit committee of Pixelworks, Inc. since 2002, the audit committee of Qorvo, Inc. since 1992 and past service on the audit committees of Inference Corp., Integrated Measurement Systems and Verigy, Pty. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP of Operations for Sequent Computer Systems from 1983 to 1984. Further, from 1985 to 1988, the CFO of Sequent Computer Systems reported to Mr. Gibson. Mr. Gibson has significant audit committee educational experience, including speaking at several KPMG audit committee forums. Mr. Tobkin qualifies as an “audit committee financial expert” given his vast experience developed while leading the Bain & Company global telecom/technology practice as well as serving as Chairman of the Board of Tellabs. Additionally, Mr. Tobkin received both a J.D. and M.B.A. from Harvard University and has extensive experience advising management teams throughout his career. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, our reporting practices and the quality and integrity of our financial reports; oversight of audit and financial risk; compliance with law and the maintenance of our ethical standards; and the effectiveness of our internal controls. The full responsibilities of our Audit Committee are set forth in its charter, a copy of which can be found on our website at www.radisys.com under Resources/Investor Relations/Corporate Governance. Our Audit Committee met seven times in the last fiscal year.

Compensation and Development Committee.
We maintain a Compensation and Development Committee currently consisting of Vincent Tobkin as Chair, C. Scott Gibson, and Ronald de Lange. Our Board of Directors has determined that all of the members of the Compensation and Development Committee are independent under applicable Nasdaq listing standards. None of the members of our Compensation and Development Committee are our current or former officers or employees. The Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our compensation policies and benefit plans, particularly policies relating to executive compensation and performance and associated risks. The Chairman of the Committee reports and reviews the Committee's activities and decisions with our Board of Directors on a regular basis. The Committee met nine times in the last fiscal year.

The Compensation and Development Committee is responsible for the design and management of our executive compensation programs as well as our philosophy and programs for all employee compensation, benefit, and development programs on a worldwide basis. In accordance with the Nasdaq listing standards, the Committee has the authority to engage legal counsel, compensation consultants and other advisers. The full responsibilities of the Committee are set forth in a written charter, which is formally reviewed by the Committee on an annual basis. Our Board of Directors regularly reviews the Committee charter and approves any proposed changes made by the Committee. The charter is available on our website at www.radisys.com under Resources/Investor Relations/Corporate Governance.

Our Compensation and Development Committee annually reviews and establishes executive compensation levels and makes equity grants to our officers under the Radisys Corporation 2007 Stock Plan (the “2007 Stock Plan”) and previously under the Radisys Corporation Long-Term Incentive Plan (the "LTIP"). The Committee has delegated its responsibility for approving non-executive employee new hire equity grants (up to a maximum grant of 20,000 shares per individual and within established guidelines) to our Chief Executive Officer, Brian Bronson. In addition, pursuant to its Charter, the Committee may delegate authority to its Chairman and one or more members, as the Committee deems necessary, provided that the decisions of such members shall be presented to the full Committee at its next scheduled meeting.

The Compensation and Development Committee engages Compensia, Inc., to provide guidance on best practices and market trends in executive and Board of Director compensation benchmarking processes and analysis, and assist with the design of the short-term and long-term incentive compensation plans for our executive officer positions. The Committee utilizes this data and input in fulfilling its responsibilities.

Our Compensation and Development Committee maintains a formal annual calendar and annual plan to guide the timing of the Committee's review, analysis, and decision making related to our compensation, benefits, and development programs. Our Chief Executive Officer and President and Vice President of Human Resources provide inputs and recommendations to the Committee on matters of executive compensation. Under the supervision of the Committee, our Chief Executive Officer and President and Vice President of Human Resources have responsibility for the execution of our compensation philosophy and related compensation elements.

Nominating and Corporate Governance Committee.
We maintain a Nominating and Corporate Governance Committee currently consisting of Vincent H. Tobkin as Chair, C. Scott Gibson, Michael G. Hluchyj, and M. Niel Ransom. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent under applicable Nasdaq listing standards. The Committee met four times in the last fiscal year. The Committee (i) recommends for our Board of Director's selection the individuals qualified to serve on our Board of Directors (consistent with criteria that our Board of Directors has approved) for election by shareholders at each annual meeting of shareholders to fill vacancies on our Board of Directors, (ii) develops and recommends to our Board of Directors, and assesses our corporate governance policies or any risks implicated thereby, and (iii) oversees the evaluations of our Board of Directors. The full responsibilities of the Committee are set forth in its charter, a copy of which is posted on our website at www.radisys.com under Resources/Investor Relations/Corporate Governance. Our Board of Directors considers the recommendations of the Committee with respect to the nominations of directors to our Board of Directors, but otherwise retains authority over the identification of nominees. Candidates to serve on our Board of Directors are considered based upon various criteria, such as ethics, business and professional activities, diversity of relevant business expertise and education, available time to carry out our Board of Directors' duties, social, political and economic awareness, health, conflicts of interest, service on other boards and commitment to our overall performance. The Committee will make an effort to maintain representation on our Board of Directors of members who have substantial and direct experience in areas of importance to us. As noted above, when evaluating candidates for the Board of Directors, the Committee considers each candidate's diversity of relevant business expertise and education and, on an annual basis, the Board of Directors undertakes a self evaluation to help it determine whether the composition of the members of the Board of Directors satisfies appropriate criteria, including such diversity.

Strategic Oversight Committee.
We maintain a Strategic Oversight Committee currently consisting of M. Niel Ransom as Chair, C. Scott Gibson, Ronald de Lange, Hubert de Pesquidoux, Michael G. Hluchyj, and Vincent H. Tobkin. The Committee met two times in the last fiscal year. The Committee is responsible for evaluating the competitive landscape and analyzing global market trends, emerging new technologies and applications, and identifying and evaluating new technologies, markets and applications for the potential growth and development of the Company. The full responsibilities of the Committee are set forth in its charter, a copy of which is posted on our website at www.radisys.com under Resources/Investor Relations/Corporate Governance.

Director Nomination Policy

The Nominating and Corporate Governance Committee (the "Nominating Committee") has a policy with regard to consideration of director candidates recommended by shareholders. The Nominating Committee will consider nominees recommended by our shareholders holding no less than 10,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. A shareholder that desires to recommend a candidate for election to our Board of Directors shall direct his or her recommendation in writing to Radisys Corporation, Attention: Corporate Secretary, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending shareholder's ownership of our common stock. In addition, the recommendation shall also contain a statement from the recommending shareholder in support of the candidate, professional references, particularly within the context of those relevant to membership on our Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references and a written indication by the candidate of his or her willingness to serve, if elected.

Related Party Transactions Policy

The Company has established procedures regarding approval of transactions between the Company and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. Under the Company's Code of Conduct and Ethics, directors, officers and employees are required to evaluate their relationships, circumstances and actions, such as having a direct or indirect business connection with our customers, suppliers or competitors or being involved in a close personal relationship with an employee of a Company's business partner, and to report any potential conflict of interest situation to a manager or other appropriate person or authority. When such conflict of interest or related party transaction constitutes a transaction required to be disclosed under Item 404 of Regulation S-K, our Audit Committee Charter provides that such transaction must be approved by the Audit Committee prior to initiation of any such transaction. Each member of the Audit Committee uses his or her business judgment in light of the facts and circumstances available in determining whether to vote to approve or disapprove such related party transaction.

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Ronald de Lange	$90,000	$80,004	—	—	—	$170,004
Hubert de Pesquidoux	$65,000	$80,004	—	—	—	$145,004
C. Scott Gibson	$77,500	$80,004	—	—	—	$158,750
Michael Hluchyj	$48,750	$80,004	—	—	—	$128,754
M. Niel Ransom	$56,000	$80,004	—	—	—	$136,004
Vincent H. Tobkin	$80,000	$80,004	—	—	—	$160,004

(1)
The amounts included in the Stock Awards and Option Awards columns include the aggregate grant date fair value of stock and option awards granted in the fiscal year computed in accordance with ASC 718. We continue to use the Black-Scholes model to measure the grant date fair value of stock options and the amounts above do not include any forfeiture reserve. For a discussion of the valuation assumptions used to value the options, see Note 16 to our Consolidated Financial Statements included in our annual report on Form 10‑K for the fiscal year ended December 31, 2016. A supplemental table following these footnotes sets forth: (i) the aggregate number of stock awards and option awards outstanding at 2016 fiscal year end; (ii) the aggregate number of stock awards and options awards granted during fiscal 2016; and (iii) the grant date fair value of equity awards granted by us during fiscal 2016 to each of our directors who was not an executive officer.

Additional Information With Respect to Director Equity Awards

Name	Option Awards Outstanding at 2016 Fiscal Year End (#) (1)	Stock Awards Outstanding at 2016 Fiscal Year End (#) (2)	Option Awards Granted during Fiscal 2016 (#) (1)	Stock Awards Granted during Fiscal 2016 (#) (2)	Grant Date Fair Value of Option Awards Granted in Fiscal 2016 (3)	Grant Date Fair Value of Stock Awards Granted in Fiscal 2016 (3)
Ronald de Lange	55,340	24,519	—	16,228	—	$80,004
Hubert de Pesquidoux	7,000	8,114	—	16,228	—	$80,004
C. Scott Gibson	—	8,114	—	16,228	—	$80,004
Michael Hluchyj	50,201	22,996	—	16,228	—	$80,004
M. Niel Ransom	7,000	8,114	—	16,228	—	$80,004
Vincent H. Tobkin	7,000	8,114	—	16,228	—	$80,004

(1)	Includes both vested and unvested options to purchase our common stock.

(2)
Stock grants to our Board are made pursuant to the terms of the 2007 Stock Plan. Grants of restricted stock unit awards in 2016 vest 25% of the total shares on each of the following dates: September 8, 2016, December 8, 2016, March 8, 2017 and June 8, 2017.

(3)
Amounts in this column represent the fair value of stock options and stock awards, calculated in accordance with ASC 718. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options awarded and the amounts above do not include any forfeiture reserve. For stock awards, that number is calculated by multiplying the fair market value on the grant date by the number of stock awards granted.

Narrative Disclosure of Director Compensation

During 2016, each director who was not employed by us was compensated per the chart below. Director compensation is reviewed on an annual basis. Compensation adjustments, if determined appropriate, are typically effective April 1st.

Effective April 1, 2014
Director annual retainer	$40,000
Chairman of the Board annual retainer	$80,000
Audit Committee Chairman	$20,000
Compensation and Development Committee Chairman	$14,000
Nominating and Governance Committee Chairman	$11,000
Strategic Oversight Committee Chairman	$11,000
Audit Committee membership	$10,000
Compensation and Development Committee membership	$7,500
Nominating and Governance Committee membership	$5,000
Strategic Oversight Committee membership	$5,000

In addition, non-employee directors received an equity grant with a value of approximately $80,000, or 16,228 restricted stock units in 2016. The restricted stock units will vest 25% of the total shares on September 8, 2016, December 8, 2016, March 8, 2017 and June 8, 2017. Beginning in 2015, newly appointed directors receive an equity grant with a value of $125,000, split equally between non-qualified stock options and restricted stock units upon appointment to the Board, with “refresher” annual equity grants to commence during the next annual cycle for the full Board if the respective non-employee director has served for the previous six months in advance of the annual Board refresher grant date. The stock options for newly appointed directors become exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant. The restricted stock units for newly appointed directors vest for one-third of the award shares on each anniversary of the date of grant. Directors are also reimbursed for reasonable expenses incurred in attending meetings.

In 2015, the Compensation Committee undertook a review of director compensation as compared to the Company’s peer group. The Company’s new peer group on average pays their non-employee directors $30,000 in cash compensation as an annual retainer fee and $60,000 as an annual retainer fee for the Chairman (compared to our 2015 annual retainer fee of $40,000 for our non-employee directors and $80,000 for our Chairman, respectively) and $105,000 in stock awards generally vesting over one year (compared to our 2015 grants of $55,000 in stock awards to our non-employee directors vesting over one year). In addition, the Company’s new peer group on average pays non-employee directors cash-based fees for committee membership and chair responsibilities as applicable which are in line with the Company’s current fee structure.

To begin moving the Company’s director compensation closer to the 50th percentile in relation to our benchmarking data and peers, the Compensation Committee decided to raise the annual stock grants by $50,000 to $105,000 of stock vesting over one year, and leave cash-based fees unchanged. The Compensation Committee decided to phase in these changes over a two year period to be fully implemented for the year starting April 1, 2017, with transitional changes implemented for the year starting April 1, 2016. As a result, the annual stock grant for our non-employee directors for 2016 was increased by $25,000 to be valued at $80,000, and will be increased by $25,000 to be valued at $105,000 for 2017.

Non-employee directors are expected to acquire and hold a minimum of common stock worth six times the annual retainer or 20,000 shares, whichever is the lesser value. They must purchase at least 10,000 shares in the open market. The minimum amount is expected to be reached within three to five years of becoming a director. Directors must reach the minimum stock ownership guidelines prior to selling any shares of Company stock. All of our non-employee directors have already reached this ownership goal. Directors who are our employees receive no separate compensation as directors.

On February 20, 2014, the Committee adopted a standing policy with respect to outstanding awards granted to the non-employee members of the Board under the 2007 Stock Plan. Under the standing policy, pursuant to Section 16(c)(iii) of the 2007 Stock Plan, in the event of a Transaction (as defined in the 2007 Stock Plan) that results in a change of control of the Company, all time-based vesting conditions will be accelerated immediately prior to the effective time of such a Transaction without any further action by the Committee or the Board.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 13, 2017 (or such other date as otherwise indicated in the footnotes below) by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and nominees for directors, (iii) each “named executive officer” named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name	Shares Beneficially Owned	Percentage of Common Stock (1)
CURRENT DIRECTORS
Ronald de Lange (2)	69,785	*
Hubert de Pesquidoux (2)	103,474	*
C. Scott Gibson (2)	130,343	*
Michael G. Hluchyj (2)	64,345	*
M. Niel Ransom (2)	109,299	*
Vincent H. Tobkin (2)	94,559	*
CURRENT NAMED EXECUTIVE OFFICERS
Brian Bronson (2)	1,461,363	3.65%
Stephen Collins (2)	202,035	*
Jonathan Wilson (2)	205,524	*
All directors and officers as a group (9 persons) (2)	2,440,727	6.05%

FORMER EXECUTIVE OFFICERS
Lawrence Lavier (2) (3)	98,995	*

PRINCIPAL SHAREHOLDERS
Blackrock Inc. (4)	3,126,469	8.03%
40 East 52nd Street, New York, NY 10022
The D3 Family Funds, L.P. (5)	2,638,953	6.78%
Nierenberg Investment Management Company
19605 NE 8th Street, Camas, WA 98607
Heartland Advisors, Inc. (6)	2,826,538	7.26%
789 N. Water Street, Milwaukee, WI 53202
Renaissance Technologies LLC (7)	2,286,999	5.88%
800 Third Ave., New York, NY 10022

*    Less than 1%

(1)	Percentage ownership is calculated based on 38,924,229 shares of our common stock outstanding on April 13, 2017.

(2)	Includes options to purchase shares of our common stock exercisable within 60 days after April 13, 2017 or restricted stock units that will vest within 60 days after April 13, 2017 as set forth below.

Name	Options to Purchase Shares	Restricted Stock Units
Brian Bronson	1,104,047	—
Stephen Collins	83,444	—
Ronald de Lange	35,355	4,057
Hubert de Pesquidoux	7,000	4,057
C. Scott Gibson	—	4,057
Michael G. Hluchyj	30,677	4,057
Lawrence Lavier	76,472	—
M. Niel Ransom	7,000	4,057
Vincent H. Tobkin	7,000	4,057
Jonathan Wilson	105,888	—

(3)	Mr. Lavier was no longer an executive officer as of August 15, 2016 and his employment terminated on April 7, 2017.

(4)
Based solely on information set forth in Schedule 13G/A filed on January 25, 2017, filed with the SEC. According to the filing of Blackrock Inc., Blackrock Inc. has sole voting power for 3,007,322 shares, sole dispositive power for 3,126,469 shares, shared voting power for zero shares and shared dispositive power for zero shares.

(5)
David Nierenberg is the President of Nierenberg Investment Management Company, Inc. (“NIMCO”), which manages The D3 Family Funds. David Nierenberg, NIMCO and The D3 Family Funds have joint beneficial ownership and shared voting authority over 2,638,953 shares of our common stock. The shares reported herein are based on information set forth in Schedule 13D/A filed by The D3 Family Funds with the SEC on February 2, 2017. Mr. Nierenberg disclaims beneficial ownership by the four partnerships of NIMCO except to the extent of his own general partner & limited partner investments in each of the funds.

(6)
Based solely on information set forth in Schedule 13G filed on February 2, 2017, filed with the SEC. According to the filing of Heartland Advisors, Inc. ("Heartland"), Heartland and William J. Nasgovitz each have sole voting power for zero shares, sole dispositive power for zero shares, shared voting power for 2,666,463 shares and shared dispositive power for 2,826,538 shares.

(7)
Based solely on information set forth in Schedule 13G filed on February 14, 2017, filed with the SEC. According to the filing of Renaissance Technologies LLC, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation each have sole voting power for 2,286,999 shares, sole dispositive power for 2,286,999 shares, shared voting power for zero shares and shared dispositive power for zero shares.

EXECUTIVE OFFICERS

Set forth in the table below is the name, age and position with the Company of each of our executive officers:

Name	Age	Position
Brian Bronson	45	President and Chief Executive Officer
Jonathan Wilson	34	Chief Financial Officer, Vice President of Finance and Corporate Secretary
Stephen Collins	53	Vice President, Global Sales

See Brian Bronson's biography above.

Jonathan Wilson joined us in May 2011 as our Assistant Corporate Controller. In February 2015, he was named our Chief Financial Officer, VP of Finance and Secretary. Prior to his being named as our Chief Financial Officer, Mr. Wilson held the position of our Director of Finance where he was responsible for the corporate financial planning and analysis, sales operations, tax, treasury and legal functions. He was also previously our Corporate Controller where he held broad responsibilities which included leading the global accounting organization, SEC reporting, and corporate compliance functions. Prior to joining us, Mr. Wilson practiced as a Certified Public Accountant with the accounting firm KPMG where he worked from August 2005 to May 2011, focused on serving publicly listed software and high tech manufacturing clients. Mr. Wilson holds a B.S. degree in Accounting from Linfield College.

Stephen Collins joined us in September 2013 as Vice President, Global Sales. Before joining Radisys, Mr. Collins was the Vice President, Americas Sales with Sonus Networks from 2007 to 2013 where he managed and directed all aspects of the Americas sales organization. Mr. Collins holds a B.A. in Economics from the University of Virginia.

Executive Officer Compensation
Executive Compensation Discussion and Analysis (CD&A)

Section I: Executive Summary

Radisys Corporation (the “Company”) continued to make strong financial and strategic progress over the course of 2016 toward its longer term objectives. Specifically, with the launch of its new DCEngine product line, the Company was able to return to consolidated revenue growth and deliver positive cash flow from operations, all while driving further investment into its future strategy to help service providers adopt software-defined networking, network function virtualization and the economies of the enterprise data center. As a result of these evolving market trends coupled with the Company’s well-aligned strategic product portfolio, the Company meaningfully increased its direct engagement with service providers during 2016 and, if successful, certain of these engagements have the potential to deliver revenue growth at or above the long term growth targets of twenty (20) percent annual growth for the Company’s strategic product lines.

The markets into which the Company’s products are sold are undergoing significant disruption as service providers work to optimize the efficiency of their networks and deploy new revenue generating services, all while significantly reducing the historical costs of maintaining their networks. And while the Company’s traditional competitors are under immense pressure to evolve their business models, the Company’s strategic product portfolio is directly targeted at enabling service providers to embrace these open-standards and the efficiencies of the enterprise data center. While the trends towards virtualization and embracing the economies of the enterprise data center are only beginning to take hold, this long-term infrastructure spend cycle provides the potential for the Company to deliver long term revenue growth across its strategic product lines at or above stated growth targets.

Following are select financial highlights from across the Company in 2016:

•
Revenues increased $27.8 million to $212.4 million for the year ended December 31, 2016 from $184.6 million for the year ended December 31, 2015. Revenues across the Company’s strategic product lines, which includes Software-Systems and DCEngine product lines, increased over 120% to $125 million from $56 million primarily as a result of the successful introduction of the Company’s DCEngine product line which contributed to $67 million of the over $68 million growth for the strategic product lines. Offsetting this growth was an expected reduction in the Company’s legacy embedded product lines revenue to approximately $87 million as service providers migrate away from custom telecom hardware architectures and onto open-standards systems such as DCEngine.

•
Gross profit margin as a percentage of revenue decreased 190 basis points to 26.4% for the year ended December 31, 2016 from 28.3% of revenue for the year ended December 31, 2015. The decrease was primarily the result of a $67 million increase in DCEngine sales to a tier-one U.S. service provider, as this product line carries proportionately lower margins than our other products.

•
R&D expense decreased $1.5 million to $24.1 million for the year ended December 31, 2016 from $25.5 million for the year ended December 31, 2015. This is the result of a significant decline in R&D tied to the legacy embedded product lines and offset by continued acceleration in new product initiatives within across the Company’s strategic product portfolio.

•
SG&A expense increased $3.1 million to $33.7 million for the year ended December 31, 2016 from $30.6 million for the year ended December 31, 2015. This was the result of headcount growth across both sales and marketing required to support expected future growth across the Company’s strategic product lines.

•
Net loss per share improved from a loss of $0.40 per share in 2015 to a loss of $0.27 per share in 2016. This is the direct result of the acceleration in the Company’s strategic product line revenues as well as lower restructuring costs associated with the legacy embedded product lines year-on-year. In addition, cash flow from operations improved by $4.7 million year-on-year.

The Compensation & Development Committee (the “Committee”) believes the continued progress by the executive team in driving the above strategic initiatives led to continued improvement in the Company’s financial performance and has positioned the Company to capture increasing momentum in 2017. Specifically, in 2017, the Company’s top financial objectives include delivering twenty (20) percent growth in strategic product line revenues to $150 million while successfully navigating the expected decline in our legacy embedded product lines to approximately $55 million in revenue and delivering positive free cash flow. In order to achieve these near term strategic product line financial objectives, the Company’s primary non-financial objectives in 2017 relate to securing new proof-of-concepts or trials across the strategic product portfolio in order to expand the company’s Tier 1 service provider customer base.

Fiscal 2016 Executive Compensation Highlights

Based on our overall operating environment and these results, the following key compensation actions were taken with respect to the Named Executive Officers for fiscal 2016:

•
Salary Increases for Named Executive Officers - The Compensation Committee did not increase the base salary levels for our Named Executive Officers, other than our Chief Financial Officer, in 2016. In the case of our Chief Financial Officer, the Compensation Committee approved an increase in base salary to $275,000, which reflected an increase of approximately 10% from the salary rate in effect prior to the adjustment. The Compensation Committee approved this change following a review of the competitive positioning of Mr. Wilson’s salary in 2015, which was established upon his promotion to the role, and his strong performance and contributions during the fiscal year.

•
Short-Term Cash Bonuses - Cash bonuses earned by our Named Executive Officers for 2016 ranged from 91% to 103% of their target cash bonus opportunities. Our CEO earned a cash bonus of $469,173, equal to 94% of his target award. As described below, the amounts earned under our 2016 Variable Compensation Plan reflect both our level of operating income as well as the achievement of strategic objectives that were established at the beginning of the fiscal year for each of our Named Executive Officers.

•
New Performance-Based Long-Term Incentive Vehicle - In early 2016, based on its review of our executive compensation program and in light of our evolving business strategy, the Committee modified the long-term incentive component of our executive compensation program to change the long-term incentive mix to consist of time-vesting options to purchase shares of our common stock and performance-based RSU awards that may be settled for shares of our common stock based on our achievement of pre-established target levels for strategic revenue and non-GAAP operating income in 2016 and 2017. This mix has been designed to reflect the stabilization of our business and an increased ability to tie our long-term incentive compensation opportunities to longer-term projected financial goals.

The changes to our compensation program in 2016 reflected our desire to maintain a strong pay-for-performance culture and to continue to align compensation program with our business strategy. Additionally, beginning in late 2014 and throughout 2015, our management and the Committee were actively engaged in reviewing and redesigning our executive compensation program and communicating with our largest shareholders to better understand their views on our business, our turnaround strategy, and how we could best position our executive compensation program to support this strategy. Feedback from our shareholders was an important consideration in the determination of the compensation strategy applicable to our Named Executive Officers in 2016.

In order to align to the Company’s strategic direction and shareholder interests, and to retain and motivate essential executive team members necessary to further accelerate momentum in the Company’s strategic product lines, the Committee critically reviewed all aspects of the executive compensation program and intends to maintain a similar philosophy for 2017 as was employed in 2016. Specifically, subject to the top annual strategic objectives, the Committee’s philosophy is to align compensation directly with 1) revenue growth; 2) non-GAAP operating income; or 3) a combination thereof. The 2017 program maintains competitive base pay levels, aligns short term incentive compensation to the achievement of consolidated revenue growth, and aligns long term equity incentive targets to the achievement of strategic revenue growth metrics.

Compensation Philosophy

As the Company has progressed through its strategic transformation over the past multiple years, the Committee maintained a strong pay-for-performance philosophy that is competitive with other similarly sized technology companies. In addition, the Committee set clear guiding principles for executive compensation programs to ensure strategic alignment with the business direction with a focus on building shareholder value, providing motivation and incentive for stretch performance and retention and simplicity of plan designs. The Company's executive compensation programs are designed to reflect the following key objectives:

•
To attract and retain executives needed to achieve the Company's business objectives. This objective is achieved through no less than annual reviews of executive total compensation and benefit programs to ensure market competitiveness.

•
To substantially link executive compensation with the achievement of near-term operating plans. This is achieved through variable compensation programs which are directly aligned to short-term goals of improving levels of operating income.

•
To provide the opportunity for additional variable compensation through the achievement of longer-term strategic objectives and the creation of shareholder value. This is achieved through the issuance of awards under equity-based compensation programs and includes the use of performance-based shares with vesting tied to stock price appreciation as well as consolidated year-on-year revenue growth.

The Committee believes the amount of variable or "at risk" compensation tied to meeting company objectives should increase as a percentage of an executive's overall compensation as the executive’s level of responsibility increases. An executive's target compensation is based on his/her job scope and level of responsibility, with a large portion of the opportunity tied to Company performance and shareholder return. We believe the Company’s balance between base salary and both short and long-term variable compensation is competitive with other similar companies in the industry peer group.

Pay for Performance

Our compensation program is designed to rely heavily on variable, at-risk compensation such that the value realized by our Named Executive Officers increases or decreases based on the overall performance of the Company. When determining the targets for executive variable compensation, the Committee selects metrics that it believes are most closely tied to the market’s expectation of both near-term financial objectives and those strategic goals necessary for long-term success. In 2016, variable cash compensation was contingent upon the achievement of consolidated non-GAAP operating income, while performance-based equity vesting was dependent upon achievement of certain levels strategic product revenue growth.

As illustrated below, a majority of the target compensation for our Named Executive Officers in 2016 was performance-based, with the ability to realize value tied to the achievement of pre-specified objectives approved by the Committee. In addition, the value of restricted stock units (“RSUs”) granted to our Named Executive Officers is linked directly to our shareholder return during the vesting term. At 70%, the portion of equity compensation awarded to our Named Executive Officers in 2016 that was performance-based was above market norms among similar size technology companies, including those in our compensation peer group. This emphasis on pay-for-performance is intended to ensure ongoing alignment of interests between our executives and shareholders, and to provide meaningful upside opportunity where results exceed expectations.

(1)	“Other” includes value of 401k contributions and life insurance premiums.

(2)	“Non-Equity Incentive Plan” includes amounts earned during 2016 from our Variable Compensation Plan and Sales Commission Plan.

(3)	The value of performance-based RSU awards is the total expense recognized for the award based on the fair market value when the performance measures were approved.

(4)	The value of stock option awards is the total Black-Scholes expense calculated for the award on the date of the grant.

The following charts display the Company's stock performance relative to various benchmarks, including the Company's peer group, over the past two and five years, respectively. The Committee believes the performance of the Company's stock price relative to the various benchmarks, and specifically the Company's peer group, is well aligned to the increase in the CEO compensation for the fiscal year ended December 31, 2016.

Index Value
200
175
150
125
100
75
50
25
-
12/31/2014
12/31/2015
12/31/2016
Period Ending
Radisys
S&P 500 Index
NASDAQ Composite Index
NASDAQ Telecom Index
Radisys Peer Group (1)

250
200
150
100
50
-
Index Value
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
Period Ending
Radisys
S&P 500 Index
NASDAQ Composite Index
NASDAQ Telecom Index
Radisys Peer Group (1)

(1) During 2016, the Radisys Peer Group consisted of the companies below.

Allot Communications Ltd.	AudioCodes Ltd.	Radware
A10 Networks	Harmonic, Inc.	RealNetworks
Aerohive Networks	PCTEL, Inc.	Sonus Networks Inc.
XURA, Inc.[a]
(a) Acquired by Siris Capital Group on August 19, 2016. On February 27, 2017, Xura, Inc. acquired Mitel Mobility to create the newly formed Mavenir Systems, Inc.

For companies that were acquired or had initial public offerings during the period, the closing price or opening price of each transaction, respectively, was used.
Executive Compensation Policies and Practices

The Company's ongoing compensation practices are reflective of its compensation philosophy and align to a number of best practices and/or industry standards, including:

•
The Committee oversees all elements of compensation for the executive officers while directly retaining an independent compensation consultant that performs services solely in support of the Committee.

•	Compensation plans are competitive with those of industry peers. Plans are monitored, evaluated and compared against trends in executive compensation on an annual basis.

•
Subject to the Committee’s ability to exercise its discretion to provide for funding if special circumstances warrant, the variable compensation plan requires a minimum level of non-GAAP operating income performance to fund a payout. There is an opportunity for increased funding if Company and individual performance exceeds plan goals.

•
Equity is a substantial component of an executive's total compensation, aligning an executive's long-term interest with that of shareholders. A combination of performance-based & time-based equity awards are used.

•	Performance-based metrics are used to trigger and scale payment for short and long-term incentives.

•	Equity-based incentive plans prohibit backdating and re-pricing of stock options without shareholder approval.

•	Executive officers' change of control agreements provide for a "double trigger" payout with stock acceleration provisions included only for the Chief Executive Officer and Chief Financial Officer.

•	Special perquisites, tax equalization or gross-up benefits, or benefits designed solely for executive officers are not provided.

•	The Committee reviews annually all compensation plans to ensure incentives do not promote taking undue risk.

•	A peer group for benchmarking total shareholder return was established to measure and compare pay and performance linkage (see Peer Group below).

•	A dashboard, consisting of variable compensation costs and financial performance metrics, is reviewed each quarter by the Committee to monitor and further assess the pay for performance model.

•
Stock ownership guidelines promote the alignment of the long-term interests of executives with the long term interests of the shareholders, as well as, foster long-term retention of executives; the Committee reviews stock ownership status annually.

•
A clawback policy applicable to Section 16 officers was adopted in 2014.  The policy provides the Board of Directors the ability to recover performance based compensation paid to an executive in the event of any fraud or willful misconduct by one or more executives that results in the required restatement of any financial reporting required under the securities laws or other similar laws or regulations as applicable to the Company.

Shareholder Advisory Vote on Executive Compensation
At the annual meeting of shareholders held in 2011, shareholders voted to hold an advisory vote to approve the compensation of our named executive officers on an annual basis; consequently, the Board decided to provide our shareholders an opportunity to vote to approve the compensation of our named executive officers on an annual basis. This year, the Board is again asking shareholders to vote on an advisory or non-binding basis on how frequently they would like to cast an advisory vote on named executive officer compensation. Although the advisory votes to approve the compensation of our named executive officers and on the frequency of holding such votes are non-binding, the Board of Directors will review the results of the votes and will take them into account in making future determinations concerning compensation of our named executive officers.
The most recent shareholder advisory vote on compensation of NEOs, which was held in 2016, resulted in a 90% vote “For” the approval of the compensation of the Company's NEOs (excluding broker non-votes). Accordingly, no changes to the Company's executive compensation programs were made as a result of the shareholder advisory vote, but the Company intends to continue emphasizing its pay for performance compensation philosophy aligned with our discussions with our shareholders that focused on the turnaround strategy and changes to our executive compensation program to ensure strong alignment of our compensation programs with shareholder interests. In 2011, shareholders voted to hold an advisory vote on the compensation of NEOs every year. The Board believes that conducting an advisory vote on executive compensation on an annual basis continues to be appropriate for Radisys and its shareholders at this time. The Company will carefully consider the outcome of the advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers in making future decisions on the frequency of such advisory votes on executive compensation.

Section II: Governance of Compensation Program

The Board of Directors has delegated responsibility to the Committee for final approval of executive base salary, variable cash compensation, equity compensation, as well as any executive employment offers, executive change of control agreements, severance agreements and other executive compensation programs. The Committee also guides executive development programs and succession planning in order to maintain and develop the Company's leadership team. The Committee maintains an annual calendar to guide the timing of its review, analysis, and decision-making related to executive compensation, benefits and development programs.
The Committee and the Chairman of the Board assess the performance of the Chief Executive Officer annually. The Chief Executive Officer's performance review process includes a Chief Executive Officer self-appraisal, a formal Board of Directors evaluation process as well as a performance appraisal delivered by the Chairman of the Board of Directors. The Chief Executive Officer is responsible for assessing the performance of each executive reporting to him.

The Committee reviews compensation recommendations provided by management and approves all final executive compensation related decisions. Under the oversight of the Committee, the Chief Executive Officer and Vice President of Human Resources have responsibility for the implementation of executive compensation programs.

Process
The Committee conducts a formal review of each executive's compensation on an annual basis or more frequently if needed. The Committee’s review consists of the following: comparing the cash and equity components of each executive's pay to market data for similar positions; considering recommendations provided by the Chief Executive Officer and Vice President of Human Resources; assessing individual performance; and aligning any pay changes with market and company performance. The Committee reviews the mix of base salary, variable cash compensation and equity compensation, but does not attempt to target a specific percentage allocation as each compensation element is compared to market survey data.

"Tally sheets" are used to consider and evaluate the total potential compensation of executives from all sources upon various scenarios and any benefits associated with termination of employment. Based on this analysis, the Committee is able to make market-based decisions that are aligned to the Company's financial and strategic direction.

Role of the Compensation Consultant

In fulfilling its duties and responsibilities, the Committee has the authority to engage the services of outside advisers. In fiscal 2016, the Committee continued to engage Compensia, Inc., a national compensation consulting firm, to assist it with compensation matters. A representative of Compensia, Inc. regularly attended meetings of the Committee, responded to committee members’ inquiries, and provided its analysis with respect to these inquiries.

The nature and scope of services provided to the Committee by Compensia, Inc. in fiscal 2016 were as follows:

•	Provided advice with respect to pay levels, compensation best practices and market trends for executive officers and directors;

•	Assisted with the design of the short-term and long-term incentive compensation plans for our executive officers;

•	Provided ad hoc advice and support throughout the year.
Compensia, Inc. does not provide any services to us other than the services provided to the Committee. The Committee has assessed the independence of Compensia, Inc. taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the Nasdaq Stock Market, and has concluded that no conflict of interest exists with respect to the work that Compensia, Inc. performs for the Committee.

Peer Group

In 2015, the peer group was revised to include companies that more closely align to the Company’s product and industry as well as company size. The Committee evaluated a number of factors including: industry and product alignment, number of employees, market cap, revenue and net income when selecting the peer group. In 2016, the Committee reviewed the peer group and did not make any material changes. The Committee reviews the peer group at least annually, and anticipates making further revisions over time as the Company evolves. The Committee will utilize peer data to review total shareholder return as a part of its pay for performance linkage, Chief Executive Officer and Chief Financial Officer compensation and general compensation practices.

The following companies were selected and utilized as peer companies in 2016:

Allot Communications Ltd.	AudioCodes Ltd.	Radware
A10 Networks	Harmonic, Inc.	RealNetworks
Aerohive Networks	PCTEL, Inc.	Sonus Networks Inc.
XURA, Inc.[1]
1 Acquired by Siris Capital Group on August 19, 2016. On February 27, 2017, Xura, Inc. acquired Mitel Mobility to create the newly formed Mavenir Systems, Inc.

The Compensation Committee uses data from our compensation peer group as well as data from the Radford Global Technology compensation when determining the total direct compensation packages for our executive officers. The executive compensation survey data supplements the compensation peer group data and provides additional information for the Named Executive Officers and positions for which there is limited public comparable data available.

Risk Considerations

The Committee conducted an assessment of the Company's compensation policies and practices to identify any potential risk arising from such policies and practices that could be reasonably likely to have a material adverse effect on the Company. The assessment covered all compensation elements and included an analysis of overall compensation costs (including both fixed and variable incentive components), compensation plan participation by employee group (sales vs. employees vs. senior leaders), metrics and performance goals. No potential risks that could be reasonably likely to have a material adverse effect were identified.

Section III: Elements of Executive Compensation

The following table outlines elements of direct compensation of executives in 2016 and how it aligns with the Company's philosophy and business strategy.

Compensation Element	What is Rewarded	How it aligns with Strategic Objectives
Base Salary	Skills and abilities critical to success of the business Experience and performance against individual objectives Demonstrated success in meeting or exceeding key financial and other business objectives	Competitive base salaries enable the attraction and retention of talent Merit-based salary increases reflect pay for performance philosophy
Variable Compensation (short-term incentives)
Variable Compensation Plan:

Organizational performance during the year measured by achievement in respect of pre-defined profitability goals

Individual performance during the year measured against identified goals and objectives

Payout of awards depends on ability of the Company to fund awards and individual and organizational performance

Competitive, market-based variable incentive targets enables the attraction and retention of talent

	Sales Commission Plan: Performance during the year measured by achievement with respect to pre-defined revenue	Payout is dependent upon overall sales organization performance Competitive, market-based variable incentive targets enables the attraction and retention of talent
Equity Compensation (long-term incentives)	Stock Options: Increase in stock price Retention	Value results from stock price increases Vesting schedule, in harmony with minimum holding requirements for officers, supports retention
Restricted Share Units ("RSUs"): Increase in stock price Retention
Although RSUs always have value, the value increases or decreases as the stock price increase or decreases

Vesting schedule, in harmony with minimum holding requirements for officers, supports retention

Performance Based Awards ("LTIP"):

Performance relative to pre-determined strategic and financial goals (product delivery, market penetration, long-term growth and operational/financial metrics) and/or certain levels of stock price appreciation.
Payout is based on metrics important to shareholders Performance period spans 1-3 years and supports retention

Base Salaries are reflective of the executive's job scope, background and experience level. Base salary levels are initially determined at the time of hire or promotion and are reviewed annually thereafter or in conjunction with a change in job scope or responsibility or upon the Committee's consideration of other relevant factors. The amount of any merit increase is determined based on a combination of factors, including the current position of the executive's pay against market data and the executive's experience, performance and results during the past year. The Committee may determine that an individual executive's base salary should be above (or below) the benchmark based on the executive officer's job responsibilities and/or experience level and may adjust an executive’s salary during the annual review process or at such other time as the Committee deems necessary or advisable.
In January 2016, the Compensation Committee determined to make no changes to the base salary rates for our Named Executive Officers other than our Chief Financial Officer. In making this decision, they considered our overall performance as well as the competitive positioning of pay for each executive and their individual qualifications, skills, and performance. The Compensation Committee approved an increase in the base salary of our Chief Financial Officer in January 2016 from $250,000 to $275,000. In approving this change, the Compensation Committee considered Mr. Wilson’s strong performance during his first year as our Chief Financial Officer and the competitive market data for the position.

Short-Term Incentive Plans

Variable Cash Compensation targets are expressed as a percentage of base salary. The targets are determined at the time of hire or promotion and are typically reviewed annually against industry benchmark data for comparable positions. An executive's variable target is generally aligned to the 50th percentile of market. Exceptions may exist based on an executive officer's job responsibilities and/or experience level.

The table below describes the target bonus opportunities applicable to our Named Executive Officers during 2016. For executives other than Mr. Collins and Mr. Lavier, bonus opportunities were tied to our 2016 Variable Compensation Plan, which is described in detail below. For Mr. Collins, 50% of the target bonus was tied to the 2016 Variable Compensation Plan and 50% was tied our Sales Commission Plan. Mr. Lavier was no longer an executive officer effective August 15, 2016. His target bonus was tied to the Variable Compensation Plan for the first half of 2016 and then moved to a Sales Commission Plan for the second half of 2016.

Named Executive Officer	Target Bonus Opportunity	Target Bonus as a % of Salary
Brian Bronson	$500,000	100%
Jonathan Wilson	$150,000	55%
Stephen Collins	$182,034	65%
Lawrence Lavier[1]	$50,050	36%
1 Mr. Lavier was no longer an executive officer effective August 15, 2016, and the variable cash compensation in the table above reflects a 1H 2016 payout.

Plan performance targets (including minimum funding levels, target funding levels and maximum payout levels) are established and approved by the Committee at the beginning of the performance period, typically in conjunction with the annual operating plan process, and are based on current business and economic conditions, the financial planning process and affordability. Plan performance targets are directly tied to achieving financial performance and/or strategic objectives of the Company and may include an individual performance component.

Individual performance objectives for each executive are developed by the Chief Executive Officer in consultation with the affected executive and then reviewed and approved by the Committee. The Committee reviews the Chief Executive Officer's assessment of executive performance to objectives.

The Committee ultimately decides the amounts paid to each executive with such quantitative and qualitative modifications as the Committee may make at its discretion.

Sales Commission Compensation targets are derived for each individual by first benchmarking total target cash compensation to the 50th percentile of market and then factoring in the Company's base/incentive mix.

Plan performance targets (including revenue and/or booking quotas or points) are established and approved at the end of each year for the following year and align to the annual operating plan. Revenue and/or booking quotas are set such that the combined sales team quota is at or above the annual operating plan forecast.

The 2016 Variable Compensation Plan was designed to support the Company's pay for performance philosophy and motivate and compensate executives for the achievement of non-GAAP operating income (the “Plan”).

The Plan provided an opportunity for executives to earn from 0% to 200% of target variable compensation based on the pre-defined levels of non-GAAP operating income.

In 2016, the Company delivered non-GAAP operating income of $9.7 million, which equated to funding of 96.4% relative to the Plan pre-defined thresholds. In addition to the corporate funding, 50% of the payout for individuals under the Plan was subject to the achievement of pre-defined objectives.

The table below summarizes the 2016 Variable Compensation Plan goals for each NEO.

Named Executive Officer	Goal	Weighting
Brian Bronson	Strategic revenue	50%
	New customer penetration	40%
	Execution of critical organizational transitions	10%
		100%

Jonathan Wilson	Strategic revenue	40%
	Cash flow by quarter	20%
	E&O at or below plan	20%
	Fiduciary	20%
		100%

Stephen Collins[1]	Secure purchase orders above a specified target amount from new customer of a specified product	50%
	Secure purchase orders above a specified target amount from new customers of second specified product	25%
	Secure purchase orders above a specified target amount for any Radisys product from specified first-tier customer	15%
	Secure transcoding orders above a specified target	10%
		100%

Mac Lavier[2]	Embedded products revenue	30%
	Embedded products operating income	20%
	Service & Support and DCEngine revenue	20%
	Material cost reductions	15%
	Strategy, implementation & transition of supply chain organization	15%
		100%

1 Mr. Collins had 50% of his total target incentive compensation tied to the Variable Compensation Plan. The other 50% of his total target incentive compensation was tied to the Sales Commission Plan. Below is the breakout of the goals under that plan.

Sales Commission Plan 2016 Goals
	Goal	Weighting
Stephen Collins	FlowEngine Revenue	30%
	MediaEngine Revenue	30%
	DC Engine Revenue	25%
	Embedded Products Revenue	15%
		100%

2 Mr. Lavier was no longer an executive officer effective August 15, 2016. His target bonus was tied to the Variable Compensation Plan for the first half of 2016 and then moved to a Sales Commission Plan for the second half of 2016, with goals based on revenue in the DCEngine and Embedded Products businesses.

The table below summarizes the 2016 Variable Compensation Plan payout for each NEO.

	Actual Payout 2016
Named Executive Officer	Eligible Variable Cash @ 100%	Company Funding	Individual Scoring	Total Payout
Brian Bronson	$500,000	96%	95%	$469,173
Jonathan Wilson	$150,000	96%	89%	$151,433[1]
Stephen Collins	$182,034	96%	96%	$55,029[2]
Lawrence Lavier	$50,050	100%	105%	$51,376[3]
1 Taking into consideration the recommendation of our CEO, the Committee approved a discretionary bonus for Mr. Wilson of $15,000 in addition to the individual scored objectives to reflect the contributions for the year.
2 Under the Sales Commission Plan, Mr. Collins’ annual attainment was 131% and represented a payout of $119,232 against a target 100% payout of $91,017. Collectively across the Variable Compensation Plan and Sales Commission Plan Mr. Collins achieved a combined payout of $174,669.
3 Under the Sales Commission Plan, Mr. Lavier’s annual attainment was 45% and represented a payout of $25,472 against a target 100% payout of $56,250. Collectively across the Variable Compensation Plan and Sales Commission Plan Mr. Lavier achieved a combined payout of $76,848.

Changes for 2017 Variable Compensation Plan

For 2017, following a comprehensive review of our compensation programs, business strategy and pay-for-performance objectives, the Compensation Committee approved changes to the performance measurement methodology under the Variable Compensation Plan. The 2017 Variable Compensation Plan will fund 100% based upon the attainment of consolidated revenue per the Company’s 2017 operating plan, with funding beginning at a minimum revenue threshold and up to a maximum payout threshold of 200%.  In addition, the 2017 Variable Compensation Plan will be funded based on annual performance. The Committee believes consolidated revenue is the appropriate metric to drive 2017 variable cash compensation as it aligns directly with the Company’s objectives to secure new customer wins over the course of 2017. As in 2016, the 2017 Variable Compensation Plan will include individual performance objectives that have been designed to reward specific strategic objectives expected to materially advance the Company’s long-term strategy.

Equity Compensation in the form of stock options, RSUs, and performance-based shares are awarded to executive officers and key individuals because they are a highly effective way to align the interests of management and shareholders and motivate management to drive long-term shareholder value. The Committee intends to continue its practice of granting equity awards with vesting measures that strongly align with creating shareholder value, with the intention of granting an additional performance-based stock tranche as well as time-based options to the Company’s management team.

Industry benchmark data for comparable executive positions is used to establish target equity values at the time of grant. The total annual grant value for an executive, including options, RSUs and performance-based shares is targeted at the 50th percentile of market. Since performance-based shares are not granted on an annual basis, the total grant value may be allocated across multiple years (i.e., the performance period).

In addition to reviewing benchmark data to determine equity grant levels, the retentive value of past grants for each executive is reviewed to ensure that the value of unvested equity grants is in line with benchmarks and is of sufficient value to retain and provide strong performance incentive for the executive in future years.

The Black-Scholes methodology is used for valuing options and the grant date fair value is used for valuing both RSUs and performance-based shares (see Note 16 to the Consolidated Financial Statements for a description of Black-Scholes methodology and assumptions used). Except in connection with promotion and retentive purposes, the Board has been granting largely performance based equity vs. time-based equity given the stage of the Company’s strategic transformation.

Time-based equity incentives and performance-based incentives are granted under the 2007 Stock Plan (and were previously granted under the LTIP) for annual refresh, promotion and retentive purposes. Annual refresh grants are typically made after shareholder approval of additional shares, if necessary. Performance-based RSUs vest only upon achievement of certain financial or strategic metrics.

All equity grants to newly hired executives and refresher grants to existing executives are reviewed and approved by the Committee, on the recommendation of the Chief Executive Officer, using the above mentioned factors of market data, the total retention value, and the executive's projected level of future contribution.

Grants of equity awards are made at predetermined times and are not intentionally scheduled to coincide with the disclosure of favorable or unfavorable information. Each year the Committee reviews whether refresher grants are necessary to continue to motivate management and employees while providing long-term incentives.

Long-Term Incentive Grants

Equity continues to be a substantial component of the Company’s compensation strategy and is intended to attract, retain and motivate key talent to achieve the Company's strategic objectives. In support of these strategic objectives, a combination of performance and time-based shares are utilized.

Long-Term Incentive Plan (“LTIP”) - On July 22, 2016, shares subject to the price vesting awards granted in March 2015 vested in full as the performance metrics were attained as of April 6, 2016 and May 4, 2016. Following the vesting and settlement of these awards, the LTIP expired.

2016 Grants

To best align management interests with those of shareholders, the Committee elected to implement a new, performance-based, equity plan for senior executives in 2016. In March 2016, the Committee approved performance-based RSU awards under the Company’s 2007 Stock Plan to certain senior executives which vest only if certain strategic revenue targets are achieved during a performance period beginning on the grant date. Specifically, 50% of shares granted to executives will vest on meeting targets of strategic revenue during fiscal year 2016 and 50% of shares granted to executives will vest during fiscal year 2017 on meeting targets of strategic revenue, subject to the attainment of non-GAAP operating income of 80% or greater per the Company's ratified 2017 annual operating plan. On February 13, 2017, the Committee approved the vesting of 50% of the total award as a result of meeting the 2016 strategic revenue goals.

Stock option grants will become exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

The table below details the number of stock price-based vesting restricted stock units granted to each of our current executive officers in 2016.

Executive Officer	Shares Granted
	Performance-Based RSU	Stock Options
Brian Bronson	165,000	165,000
Jonathan Wilson	55,000	55,000
Stephen Collins	50,000	50,000
Lawrence Lavier	45,000	45,000
Benefits and Perquisites

Executives are provided with the same benefit options as those provided to other employees in the same location. The U.S. based employee benefit program includes medical, dental and vision plans, an Employee Stock Purchase Plan (“ESPP”), a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage.

Executives do not receive any special perquisites such as club memberships, pension plans, automobile allowances or dwellings for personal use. Relocation packages to newly hired executives and other newly hired employees are defined within the Company's hiring policy and are based on standard market practices for executive-level relocation.

Stock Ownership Policy

We maintain a stock ownership policy for our Named Executive Officers to further align their interests with the interests of our shareholders, and to further promote our commitment to sound corporate governance. The Company's ownership guidelines are three times base salary or 300,000 shares for the Chief Executive Officer and one times base salary or 100,000 shares for all other executive officers. All NEOs must be “net” buyers until stock ownership requirements are fulfilled within a five year grace period. Of our current executive officers, all have reached this ownership goal.

Section IV: Employment and Termination Agreements

Executive officers are parties to various severance agreements, change of control agreements, or both, entered into pursuant to guidelines adopted by the Committee. The Committee believes these agreements may be necessary or advisable to keep executive officers focused on the best interests of shareholders at times that may otherwise cause a lack of focus due to personal economic exposure and potential change for the Company. Further, the Committee believes that they are necessary or advisable for retentive purposes to provide a measure of support to executive officers who may receive offers of employment from competitors that would provide severance or change of control benefits.

Consistent with the practice of a substantial number of companies in the peer group, the change of control agreements provide for a "double trigger" payout only in the event there is a change in control and the executive officer is either terminated from his or her position (other than for cause, death or disability) or resigns for "good reason," which generally means that he or she is moved into a position that represents a substantial change in responsibilities or is required to relocate a substantial distance within a limited period of time after the transaction (i.e. these agreements do not become operative unless both events occur).

See “Potential Post-Employment Payments” under Summary Compensation Table for severance and change of control benefits provided to NEOs.

Section V: Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits to $1,000,000 per person the amount the Company may deduct for compensation paid to the Chief Executive Officer and the three highest compensated officers who are NEOs (other than the Chief Executive Officer or Chief Financial Officer) in any year. The level of salary and annual cash incentive payments the Company generally pays to executive officers does not exceed this limit. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The stock options granted to executive officers under the 2007 Stock Plan are considered performance based for purposes of Section 162(m) and are therefore not subject to the $1,000,000 limitation. The intent of the Committee is to design compensation that will be deductible without limitation where doing so will further the purposes of the executive compensation program. The Committee will, however, take into consideration various other factors described in this CD&A, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, such as the awards under the LTIP described above, approve and authorize compensation that is not fully tax-deductible.

Section VI: Non-GAAP Financial Measures

In order to evaluate the Company's performance for purposes of determining executive compensation, the Company considers a combination of consolidated and strategic revenue, non-GAAP operating income, and non-GAAP earnings per share. Non-GAAP operating income and non-GAAP earnings per share exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and acquisition-related charges (reversals), net, (d) non-cash income tax expense and (e) gain on life insurance asset. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP operating results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Year Ended
	December 31, 2016	December 31, 2015
	(in thousands except per share data)
INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(9,659)	$(14,065)
(a) Amortization of acquired intangible assets	12,747	12,902
(b) Stock-based compensation	3,797	3,952
(c) Restructuring and acquisition-related charges, net	2,917	5,020
Non-GAAP income from operations	$9,802	$7,809

NET INCOME (LOSS):
GAAP net loss	$(10,251)	$(14,678)
(a) Amortization of acquired intangible assets	12,747	12,902
(b) Stock-based compensation	3,797	3,952
(c) Restructuring and acquisition-related charges, net	2,917	5,020
(d) Income taxes	913	562
(e) Gain on the liquidation of foreign subsidiaries	(421)	—
Non-GAAP net income	$9,702	$7,758

GAAP weighted average diluted shares	37,668	36,789
Dilutive equity awards included in non-GAAP earnings per share	1,202	151
Non-GAAP weighted average diluted shares	38,870	36,940
GAAP net loss per share (diluted)	$(0.27)	$(0.4)
Non-GAAP adjustments detailed above	0.52	0.61
Non-GAAP net loss per share (diluted)	$0.25	$0.21
Non-GAAP financial measures includes the performance of Software-Systems and Hardware Solutions.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non- GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non- GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company. As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid or accrued for services to us in all capacities for the last fiscal year for:

•	the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal year 2016; and

•
our most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer whose total compensation exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2016; and

•	Up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.

The above individuals are referred to herein as the “named executive officers.”

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) (2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
Brian Bronson	2016	500,000	—	650,798	295,103	469,173	8,805	1,923,879
President & CEO	2015	500,000	—	789,750	—	850,000	8,805	2,148,555
	2014	500,000	—	—	185,704	—	5,991	691,695

Jonathan Wilson (5)	2016	275,000	—	216,933	98,368	151,433	8,577	750,311
Chief Financial Officer	2015	237,688	—	275,625	95,810	167,332	8,520	784,975

Stephen Collins (6)	2016	278,000	—	197,212	89,425	174,669	6,204	745,510
Vice President, Global Sales	2015	278,000	—	219,375	—	240,055	8,584	746,014
	2014	278,000	—	—	—	73,344	33,098	384,442

Lawrence Lavier (7)	2016	232,885	—	177,490	80,483	76,848	8,482	576,188
Vice President & General Manager, Embedded Products and Hardware Services	2015	276,058	—	175,500	—	152,174	8,577	612,309

(1)
The amounts included in the Stock Awards and Option Awards columns include the aggregate grant date fair value of stock and option awards granted in the fiscal year computed in accordance with FASB ASC Topic 718 ("ASC 718"). We continue to use the Black-Scholes model to measure the grant date fair value of stock options and the amounts above do not include any forfeiture reserve. For a discussion of the valuation assumptions used to value the options, see Note 16 to our Consolidated Financial Statements included in our annual report on Form 10‑K for the fiscal year ended December 31, 2016. We compute the grant date fair value of restricted stock as the closing price of our shares as quoted on the Nasdaq Global Select Market (“Nasdaq”) on the date of grant or the first date of the underlying service period, whichever occurs first.

(2)
The amounts included in the Stock Awards column for 2016 are performance-based restricted stock unit awards under the 2007 Stock Plan ("PRSUs"). The grant date fair value for these PRSUs is determined at each date when the performance measures for 2016 and 2017 were set.

(3)	The amounts in this column represent payments made under our variable compensation plans and our Sales Incentive Plan.

(4)	The table below details the amounts included in the All Other Compensation column for 2016:

	401(k) Contributions	Term Life Insurance Payments
Brian Bronson	$7,950	$855
Jonathan Wilson	$7,950	$627
Stephen Collins	$5,570	$634
Lawrence Lavier	$7,950	$532

(5)	Mr. Wilson was named Chief Financial Officer on February 17, 2015.

(6)	Mr. Collins joined us on September 30, 2013.

(7)	Mr. Lavier was an executive officer between May 8, 2015 through August 15, 2016. His employment terminated on April 7, 2017.

2016
GRANTS OF PLAN BASED AWARDS

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date (1)	Approval Date	Plan (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bronson	3/22/2016	3/22/2016	2007				—	165,000	—	4.02	295,103
	3/28/2016	3/28/2016	2007				—	165,000	—	N/A	650,798
	Variable Compensation Plan (4)		VCP	—	500,000	1,000,000
Jonathan Wilson	3/22/2016	3/22/2016	2007				—	55,000	—	4.02	98,368
	3/28/2016	3/28/2016	2007				—	55,000	—	N/A	216,933
	Variable Compensation Plan (4)		VCP	—	150,000	300,000
Stephen Collins	3/22/2016	3/22/2016	2007				—	50,000	—	4.02	89,425
	3/28/2016	3/28/2016	2007				—	50,000	—	N/A	197,212
	Sales Commission Plan		SCP	—	91,000	—
	Variable Compensation Plan (4)		VCP	—	91,000	182,000
Lawrence Lavier	3/22/2016	3/22/2016	2007				—	45,000	—	4.02	80,483
	3/28/2016	3/28/2016	2007				—	45,000	—	N/A	177,490
	Sales Commission Plan		SCP	—	56,250	—
	Variable Compensation Plan (4)		VCP	—	100,100	200,200

(1)	Grant Date applies only to grants of equity awards.

(2)
The amounts included in the Stock Awards column for 2016 are performance-based restricted stock unit awards under the 2007 Stock Plan ("PRSUs"). The grant date fair value these PRSUs is determined at each date when the performance measures for 2016 and 2017 were set.

(3)	The plans in this column represent:

•	“2007” is the 2007 Stock Plan

•	"SCP" is the Sales Commission Plan

•	“VCP” is the Variable Compensation Plan

(4)	Represents the possible payout range during the 2016 fiscal year for the Variable Compensation Plan based on annualized base pay and variable target as of December 31, 2016.

Narrative Description of Additional Material Factors -- Summary Compensation Table & 2016 Grants of Plan-Based Awards Table

Equity Incentive Plans: Stock option grants and grants of performance-based restricted stock units were made under the 2007 Stock Plan. Grants of stock options become exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant. The term of each option grant is seven years.

The vesting of the performance share awards under the 2007 Stock Plan will be determined upon satisfaction of each annual performance criteria during the performance period. Specifically, 50% of shares granted will vest on meeting targets of strategic revenue during fiscal year 2016 and 50% of shares granted will vest on meeting targets of strategic revenue during fiscal year 2017, subject to attainment of non-GAAP operating income of 80% or greater per the Company's ratified 2017 annual operating plan.

The grant dates for equity awards during 2016 were established by the Committee during meetings prior to each grant date.

Non-Equity Incentive Plans: We maintain the Variable Compensation Plan in which executive officers are eligible for potential incentive payments dependent upon the level of achievement of non-GAAP operating income and other stated corporate goals and department/individual performance goals.

The actual incentive payouts for 2016 were calculated semi-annually. Cash incentive awards earned between January 1 and December 31 were paid out in July 2016 and February 2017. For 2017 awards, payouts will be made annually.

For a more complete description of the salary, equity incentive plans, non-equity incentive plans, and special incentive bonuses for each named executive officer, see "Compensation Discussion and Analysis."

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable		Unexercisable
Brian Bronson	—	(1)	165,000	(1)	—	4.02	3/22/2023				165,000	(18)	730,950
	249,000	(2)	—		—	3.45	9/6/2020
	91,000	(3)	—		—	3.45	9/6/2020
	309,000	(4)	—		—	2.98	1/1/2020
	241,000	(5)	—		—	3.15	10/2/2019
	24,575	(6)	—		—	3.15	10/2/2019
	40,425	(7)	—		—	3.67	9/4/2019
	16,000	(8)	—		—	7.37	2/1/2019
	21,000	(9)	—		—	8.39	7/8/2018
	14,000	(10)	—		—	8.68	4/1/2018
	33,880	(11)	—		—	9.93	11/10/2017
Jonathan Wilson	—	(1)	55,000	(1)	—	4.02	3/22/2023	16,667	(17)	73,835	55,000	(18)	243,650
	61,109	(12)	38,891	(12)	—	2.16	2/17/2022
	7,000	(3)	—		—	3.45	9/6/2020
	2,500	(7)	—		—	3.67	9/4/2019
Stephen Collins	—	(1)	50,000	(1)	—	4.02	3/22/2023				50,000	(18)	221,500
	64,000	(13)	—		—	3.21	9/30/2020
Lawrence Lavier	—	(1)	45,000	(1)	—	4.02	3/22/2023				45,000	(18)	199,350
	18,722	(3)	—		—	3.45	9/6/2020
	40,000	(14)	—		—	4.80	7/9/2020
	2,250	(15)	—		—	6.12	10/1/2018
	500	(11)	—		—	9.93	11/10/2017
	5,000	(16)	—		—	8.31	1/25/2017

(1)	Option granted on 3/22/2016 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(2)
Option granted on 10/15/2014. 31,777 shares were immediately vested and the remainder vesting at a rate of 9,444 shares on the 6th day of each month after the date of grant becoming fully exercisable on 9/6/2016.

(3)
Option granted on 9/6/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(4)	Option granted on 1/1/2013 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(5)	Option granted on 10/2/2012 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(6)
Option granted on 10/2/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(7)
Option granted on 9/4/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(8)
Option granted on 2/1/2012 and becomes exercisable for one-quarter of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/48th of the total option shares, each month thereafter, becoming fully exercisable on the 4th anniversary of the date of grant.

(9)
Option granted on 7/8/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(10)
Option granted on 4/1/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(11)
Option granted on 11/10/2010 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(12)
Option granted on 2/17/2015 and becomes exercisable for one-third of the total shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(13)
Option granted on 9/30/2013 and becomes exercisable for one-third of the total shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(14)
Option granted on 7/9/2013 and becomes exercisable for one-third of the total shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(15)
Option granted on 10/1/2011 and becomes exercisable for one-third of the total shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(16)
Option granted on 1/25/2010 and becomes exercisable for one-third of the total shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(17)	Restricted Stock Units granted on 4/1/2015 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(18)
The vesting of the performance share awards under the 2007 Stock Plan will be determined upon satisfaction of each annual performance criteria during the performance period beginning on the grant date. Specifically, 50% of shares granted will vest on meeting targets of strategic revenue during fiscal year 2016 and 50% of shares granted will vest on meeting targets of strategic revenue during fiscal year 2017, subject to attainment of non-GAAP operating income of 80% or greater per the Company's ratified 2017 annual operating plan.

2016 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian Bronson	—	—	450,000	$2,344,500
Jonathan Wilson	—	—	133,333	$684,082
Stephen Collins	—	—	130,000	$677,850
Lawrence Lavier	16,278	24,807	103,334	$536,170

Potential Post-Employment Payments

The Committee has adopted guidelines on severance and change of control agreements to help ensure that written severance or change of control agreements (each, a "Change of Control Agreement") are offered to our executive officers only if special business needs indicate that such agreements are necessary or advisable.

As part of assuming the role of President and Chief Executive Officer, on October 1, 2012, we entered into a Change of Control Agreement with our President and Chief Financial Officer, Brian Bronson. Mr. Bronson's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Bronson is entitled to receive severance pay in a cash amount equal to 24 months of Mr. Bronson's annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Severance pay that is payable would be made 100 days following the termination date. Upon such termination, and in addition to severance pay, Mr. Bronson is also entitled to receive (i) up to twelve months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan, partial cash-based incentive compensation plan payout, if any and (iii) up to $15,000 for the costs and expenses of any executive outplacement firm. Upon such termination, all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other similar awards granted to Mr. Bronson shall be immediately exercisable in full in accordance with the applicable provisions of the relevant award agreement and the plan; and any risk of forfeiture included in any restricted stock or other similar award shall immediately lapse. Stock options (other than those considered Incentive Stock Options) and stock appreciation rights shall also be amended to permit Mr. Bronson to exercise such stock options and stock appreciation rights for a period of time equal to the earlier of (i) the period of 180 days after the date of Mr. Bronson's termination; or (ii) the date that each stock option and stock appreciation right would otherwise expire by its original terms had Mr. Bronson not been terminated. Had a triggering event occurred on December 31, 2016, such that Mr. Bronson would become entitled to benefits under his Change of Control Agreement, Mr. Bronson would have been entitled to the payments detailed below.

As part of assuming the role of President and Chief Executive Officer, on October 1, 2012, we entered into an Executive Severance Agreement ("Severance Agreement") with Brian Bronson. Mr. Bronson's Severance Agreement provides that if we terminate his employment (other than for cause, death or disability) or if he terminates his employment with us for good reason and contingent on Mr. Bronson signing a release agreement, Mr. Bronson will be entitled to (i) a payment amount equal to 24 months base pay, (ii) up to twelve months of continued coverage pursuant to COBRA under the Company's group health plan, (iii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan, (iv) partial cash-based incentive compensation plan payout, if any, and (v) up to $15,000 for the costs and expenses of any executive outplacement firm. Had Mr. Bronson's employment been terminated by us without cause on December 31, 2016, Mr. Bronson would have become entitled to receive the benefits described below.

Brian Bronson	Termination Following a Change of Control		Termination Under Executive Severance Agreement
Severance Payments	$1,000,000		$1,000,000
Performance RSU	$365,475	(1)	$0	(2)
Equity Acceleration	$67,650	(3)	$0
Health Insurance Benefits	$28,760		$28,760
TOTAL	$1,461,885		$1,028,760

(1) If there was a Change of Control transaction prior to March 31, 2017, performance restricted stock units to acquire 82,500 shares would have accelerated and vested with a value of $365,475. Under the terms of Mr. Bronson's Change of Control Agreement, the Performance RSU award, as well as other compensation payments paid or payable to the executive that are contingent upon a change of control, would be reduced to avoid triggering excise tax under the parachute payment rules of the Code if such reduction would result in the executive receiving an after-tax amount greater than what would be received if the excise tax were paid.

(2) If Mr. Bronson was terminated as of December 31, 2016, the Performance RSU award would be forfeited under the terms of Mr. Bronson’s Severance Agreement.

(3) Options to acquire 165,000 shares would have accelerated and vested with an intrinsic value of $67,650 as of December 31, 2016.

As part of his promotion to Chief Financial Officer, on February 17, 2015, we entered into a Change of Control Agreement with Jonathan Wilson. Mr. Wilson's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Wilson is entitled to receive severance pay in a lump sum cash amount equal to 12 months of Mr. Wilson's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Wilson is also entitled to receive (i) up to 12 months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan. Also, upon such termination, all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other similar awards granted to Mr. Wilson shall be immediately exercisable in full in accordance with the applicable provisions of the relevant award agreement and the plan; and any risk of forfeiture included in any restricted stock or other similar award shall immediately lapse. Stock options (other than those considered Incentive Stock Options) and stock appreciation rights shall also be amended to permit Mr. Wilson to exercise such stock options and stock appreciation rights for a period of time equal to the earlier of (i) the period of 180 days after the date of Mr. Wilson's termination; or (ii) the date that each stock option and stock appreciation right would otherwise expire by its original terms had Mr. Wilson not been terminated. Had Mr. Wilson's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2016, Mr. Wilson would have become entitled to receive the payment described below.

As part of his promotion to Chief Financial Officer, on February 17, 2015, we entered into an Executive Severance Agreement with Jonathan Wilson. If we terminate Mr. Wilson's employment with us other than for cause, death or disability or Mr. Wilson terminates employment with us for good reason and contingent upon Mr. Wilson signing a release agreement, Mr. Wilson is entitled to receive severance pay in a lump sum cash amount equal to 12 months of Mr. Wilson's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Wilson is also entitled to receive (i) up to 12 months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan. Had Mr. Wilson's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2016, Mr. Wilson would have become entitled to receive the payment described below.

Jonathan Wilson	Termination Under Change of Control Agreement		Termination Under Executive Severance Agreement
Severance Payments	$275,000		$275,000
Performance RSU	$243,650	(1)	$0	(2)
Equity Acceleration	$184,667	(3)	$0
Health Insurance Benefits	$0		$0
TOTAL	$703,317		$275,000

(1) If there was a Change of Control transaction prior to March 31, 2017, performance restricted stock units to acquire 55,000 shares would have accelerated and vested with a value of $243,650. Under the terms of Mr. Wilson's Change of Control Agreement, the Performance RSU award, as well as other compensation payments paid or payable to the executive that are contingent upon a change of control, would be reduced to avoid triggering excise tax under the parachute payment rules of the Code if such reduction would result in the executive receiving an after-tax amount greater than what would be received if the excise tax were paid.

(2) If Mr. Wilson was terminated as of December 31, 2016, the Performance RSU award would be forfeited under the terms of Mr. Wilson's Severance Agreement.

(3) Options to acquire 93,891 shares would have accelerated and vested with an intrinsic value of $110,833 as of December 31, 2016. Restricted stock with a market value of $73,835 would have accelerated and vested.

As a result of his employment with us, on October 23, 2013, we entered into a Change of Control Agreement with Stephen Collins. Mr. Collins' Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Collins is entitled to receive severance pay in a cash amount equal to nine months of Mr. Collins' annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, Mr. Collins is also entitled to receive (i) up to nine months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan. Had Mr. Collins' employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2016, Mr. Collins would have become entitled to receive the payments described below.

As a result of his employment with us, on October 23, 2013, we entered into an Executive Severance Agreement with Stephen Collins. If we terminate Mr. Collins' employment with us other than for cause, death or disability or Mr. Collins terminates employment with us for good reason and contingent upon Mr. Collins signing a release agreement, Mr. Collins is entitled to receive severance pay in a lump sum cash amount equal to six months of Mr. Collins' annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Collins is also entitled to receive (i) up to six months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan. Had Mr. Collins' employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2016, Mr. Collins would have become entitled to receive the payments described below.

Stephen Collins	Termination Under Change of Control Agreement		Termination Under Executive/Severance Agreement
Severance Payments	$208,500		$139,000
Performance RSU	$110,750	(1)	$0	(2)
Health Insurance Benefits	$32,574		$21,716
TOTAL	$351,824		$160,716

(1) If there was a Change of Control transaction prior to March 31, 2017, performance restricted stock units to acquire 25,000 shares would have accelerated and vested with a value of $110,750.

(2) If Mr. Collins was terminated as of December 31, 2016, the Performance RSU award would be forfeited under the terms of Mr. Collins' Severance Agreement.

Mr. Lavier was no longer an executive officer as of August 15, 2016. Mr. Lavier did not receive any payments or benefits in connection with the change in his role and responsibilities.

Assessment of Risk Related to Compensation Policies and Practices
We regularly review and assess our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The assessment is conducted by management, which reviews both our equity and cash incentive compensation programs for the presence of certain elements that could encourage our employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; the percentage of compensation expense as compared to the business unit's revenues; and the presence of other design features that may serve to mitigate risk taking, such as the use of multiple performance measures, caps on payments and similar features. Management's assessment of our compensation policies is then reviewed by the Committee and discussed with the entire Board in connection with the risk oversight function.
We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us. More specifically, our compensation programs are designed to balance the following elements: compensation that rewards different aspects of short-term and long-term performance; incentive compensation that rewards performance based on a variety of different shared and individual objectives; awards that are paid based on results, awards paid in cash and awards paid in equity, which have a value that depends on long-term shareholder return; and compensation with fixed and variable components, so that executives have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing our business strategy.
In addition, our compensation programs incorporate controls such as caps on potential payouts under incentive plans (to reduce incentives to sacrifice long-term performance for short-term goals). Overall, while risk is a necessary element in any business strategy, we have concluded that our compensation policies and practices, when coupled with our personnel performance and development programs, provide an appropriate balance to encourage superior performance while mitigating excessive risk-taking.

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act, as amended, Radisys is providing shareholders an opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Radisys has a "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of Radisys' named executive officers. This compensation philosophy, and the program structure approved by the Compensation and Development Committee, is central to Radisys' ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Executive Officer Compensation-Executive Compensation Discussion and Analysis, Section IV for an overview of the philosophy of compensation for Radisys' named executive officers.
We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement including the disclosures under "Executive Officer Compensation-Executive Compensation Discussion and Analysis," the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
This vote is advisory and therefore not binding on Radisys, the Compensation and Development Committee of the Board, or the Board. The Board and the Compensation and Development Committee value the opinions of Radisys shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholder's concerns, and the Compensation and Development Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables Radisys shareholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Radisys' named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.
After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation on an annual basis is appropriate for Radisys and its shareholders at this time. The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of Radisys and its shareholders to hold an advisory vote more or less frequently than the alternative that has been selected by our shareholders.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT AN ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE CONDUCTED ANNUALLY.

COMPENSATION AND DEVELOPMENT COMMITTEE
REPORT (1)
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference into the Radisys Corporation annual report on Form 10-K for the year ended December 31, 2016.

Vincent H. Tobkin, Chair
C. Scott Gibson
Ronald de Lange

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Radisys Corporation (the “Company”) has oversight responsibility relating to the corporate accounting, reporting practices, and the quality and integrity of the Company's financial reports; compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company; the maintenance by the Company of effective internal controls; and independence and performance of the Company's independent registered public accounting firm. The Audit Committee is composed of four non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the Board. The Audit Committee charter can be accessed at www.radisys.com under Company/Investors/Corporate Governance. Each Audit Committee member meets the independence requirements of Nasdaq listing standards and the Board of Directors has determined that each of the members of the Audit Committee meets the Nasdaq listing standards' regulatory requirements for financial literacy and that each of Mr. de Pesquidoux, Mr. Gibson and Mr. Tobkin is an “audit committee financial expert” as defined under the SEC rules.

The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements and internal controls over financial reporting. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on:

•
management's representation that the Company's consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and

•	the report of the Company's independent registered public accounting firm, with respect to the Company's consolidated financial statements.

In this context, the Audit Committee held seven meetings in 2016. At each of these meetings, the Audit Committee met with senior members of the Company's financial management team, the Company's counsel and the Company's independent registered public accounting firm. The Audit Committee held private sessions at each of its meetings with the independent registered public accounting firm, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with the independent registered public accounting firm the overall scope and plans for their audit, and the results of the audits on the Company's consolidated financial statements and internal controls over financial reporting. The Audit Committee also held private sessions at each of its meetings with the Chief Financial Officer at which candid discussions of financial management, accounting and internal control issues took place.

(1) This Compensation and Development Committee Report, in addition to the section entitled “Audit Committee Report” are not "soliciting material," are not deemed "filed" with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

The Audit Committee reviewed the audited consolidated financial statements for the fiscal year December 31, 2016 with management and its independent registered public accounting firm, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management's accounting standards, the Audit Committee sought management's representation that the audited consolidated financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles.
The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board as amended, or any successor rule. These standards require the Company's independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's consolidated financial statements, including:

•	their responsibility under U.S. generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. When considering the independent registered public accounting firm's independence, the Audit Committee discussed whether the independent registered public accounting firm's provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.
Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal year December 31, 2016 be included in the Company's annual report on Form 10‑K. The Audit Committee, pursuant to authority delegated to it by the Board, has appointed KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

Hubert de Pesquidoux, Chair
C. Scott Gibson
Ronald de Lange
Vincent H. Tobkin

Principal Accounting Fees and Services

Fee Category	Fiscal 2015	Fiscal 2016
Audit Fees	$761,922	$916,621
Audit-Related Fees	$0	$11,925
Tax Fees	$76,439	$66,034
All Other Fees	$1,650	$1,780
Total Fees	$840,011	$996,360

Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, Section 404 internal control audit and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of the audit or the review of interim financial statements.

Audit-Related Fees. This category includes assurance and related services that include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees. This category consists of professional services rendered by KPMG for tax compliance and other tax related services. The services for the fees disclosed under this category primarily consist of international tax return preparation, technical consulting and other international tax related services.

All Other Fees. This category consists of KPMG's Accounting Research Online tool.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

 The Audit Committee pre-approved all of the services described above that were provided during 2015 and 2016 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act of 2002. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal auditor's independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be presented to the Audit Committee in writing prior to the commencement of such services. The proposal must include a description and purpose of the services, estimated fees and other terms of the engagement. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals. Any pre-approvals made by the Chairman pursuant to this delegation shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approvals.

PROPOSAL 4: TO RATIFY THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. During the 2016 fiscal year, KPMG LLP served as the Company's independent registered public accounting firm. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Representatives of KPMG LLP will be present at the annual meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of December 31, 2016. All outstanding awards relate to the Company’s common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,794,975	(1)	$3.79	3,171,681	(2)
Equity compensation plans not approved by security holders (3)	39,195	(4)	5.59	—
Total	4,834,170		$3.81	3,171,681

(1)	Includes 100,472 time-based restricted stock units. Also includes 837,187 performance-based restricted stock units that will only be earned upon attaining certain performance goals.

(2)	Includes 223,574 of securities authorized and available for issuance in connection with the Radisys Corporation 1996 Employee Stock Purchase Plan.

(3)
Includes 24,750 shares granted under the Radisys Corporation Inducement Stock Plan for CCPU Employees. The CCPU Plan is intended to comply with the Nasdaq Listing Rule 5635(c)(4) which provides an exception to the Nasdaq stockholder approval requirement for the issuance of securities with regard to grants to new employees of the Company, including grants to transferred employees in connection with a merger or other acquisition.

(4)	Includes 14,445 stock options assumed as part of the acquisition of Continuous Computing Corporation ("CCPU").

Description of Equity Compensation Plans Not Adopted by Shareholders

Radisys Corporation Inducement Stock Plan for CCPU Employees

On July 5, 2011, the Committee adopted the Radisys Corporation Inducement Stock Plan for CCPU Employees (“CCPU Inducement Stock Plan”) for awards to be made in connection with our acquisition of CCPU. The CCPU Inducement Stock Plan was adopted without shareholder approval in reliance upon the exception provided under the Nasdaq Listing Rule 5635(c)(4) relating to awards granted to new employees of the Company, including grants to transferred employees in connection with a merger or other acquisition. The CCPU Inducement Stock Plan became effective as of July 8, 2011. The CCPU Inducement Stock Plan permits the granting of stock options, restricted stock and restricted stock units. The maximum number of shares of common stock with respect to which awards may be granted is 600,000 shares (subject to adjustment in accordance with the CCPU Inducement Stock Plan). In order to comply with Nasdaq Listing Rule 5635, the awards may only be granted to employees transferred from CCPU in connection with our acquisition of CCPU and in connection with the future hiring of new employees of CCPU by us. Unless sooner terminated by our Board of Directors, the CCPU Inducement Stock Plan will terminate on the tenth anniversary of its effective date of July 8, 2011. The CCPU Inducement Stock Plan provides that the Committee will determine the option price at which common stock may be purchased, but the price will not be less than the fair market value of the common stock on the date the option is granted. The Committee will determine the term of each option, but no option will be exercisable more than seven years after the date of grant. The CCPU Inducement Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the CCPU Inducement Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Committee. The vesting of restricted stock or restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals and/or upon such other criteria as the Committee determines.

Sixth Amended and Restated Continuous Computing Corporation 1998 Stock Incentive Plan
On July 8, 2011, in connection with the acquisition of CCPU, each outstanding, unvested option granted under the Sixth Amended and Restated 1998 Continuous Computing Corporation Stock Incentive Plan (as amended, the “CCPU Legacy Plan”) (each such option, a “CCPU Option”) was assumed by the Company and converted into an option to acquire Company common stock at the applicable exchange ratio. Although the CCPU Legacy Plan was suspended at such time and no further awards will be granted under the CCPU Legacy Plan, each outstanding CCPU Option continues to be governed by the terms and conditions of the CCPU Legacy Plan and the applicable award agreement, as modified by the Agreement and Plan of Merger, dated May 2, 2011, by and among the Company, CCPU, Shareholder Representative Services, LLC and Radisys Holdings, Inc. (as amended, the “Merger Agreement”). A portion of the CCPU Options remain subject to certain contingencies associated with the earnout pursuant to Section 6.11 of the Merger Agreement (such options, the “Contingent Assumed Options”). The CCPU Legacy Plan was assumed by the Company without shareholder approval in reliance upon the exception provided under Nasdaq Listing Rule 5635(c)(3). As of December 31, 2013, 131,191 CCPU Options remain outstanding, of which 66,350 were Contingent Assumed Options. The CCPU Options vest over a four year period from the original grant date and have an expiration date of 10 years from the original grant date. The CCPU Legacy Plan also provides that upon a Change in Control (as defined in the CCPU Legacy Plan), to the extent such options have not been assumed, substituted or replaced in accordance with the terms of the CCPU Legacy Plan, all unvested CCPU Options will become fully exercisable thirty (30) days before the effective date of such Change in Control, except that Contingent Assumed Options will not become exercisable until such options have been released in accordance with Section 6.11 of the Merger Agreement.

PROPOSAL 5: TO APPROVE AN AMENDMENT TO THE RADISYS CORPORATION AMENDED AND RESTATED 2007 STOCK PLAN

We are submitting to our shareholders this proposal to approve an amendment to the Radisys Corporation 2007 Amended and Restated Stock Plan (the "2007 Stock Plan") to increase the total number of shares of the Company's common stock reserved for issuance under the 2007 Stock Plan.

The purpose of the 2007 Stock Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company, by providing means of granting awards of incentive stock options, nonstatutory stock options, stock appreciation rights ("SARs"), restricted stock, performance shares and performance units (collectively, the "Awards"). The Board of Directors believes that long-term incentive awards under the 2007 Stock Plan in the form of stock options, restricted stock, or other equity instruments are a highly effective way to link the interests of management and shareholders, and to motivate management to drive longer term shareholder value.

As of April 12, 2017, out of a total of 12,083,070 shares of the Company's common stock reserved for issuance under the 2007 Stock Plan, 10,916,820 shares had been issued, leaving 1,166,250 shares available for issuance. Included in the shares available for issuance are the 33,070 shares remaining available for grant due to the expiration of the LTIP in July 2016 following the vesting and settlement of outstanding awards under the LTIP. Currently, there are no shares subject to outstanding unvested awards under the LTIP. The Board of Directors believes additional shares will be needed under the 2007 Stock Plan to provide appropriate incentives to management, employees, and directors, as well as to attract key new talent that will materially advance the Company's strategy. The Board is further committed to ensuring share grants are tied directly to shareholder value creation by granting performance-based awards and time-based stock options, which is consistent with practices over the course of 2016 and 2017 where approximately 70% of the value of the management team's annual grants were in the form of performance-based restricted stock units.

In evaluating whether to recommend Proposal 5 to shareholders, the Compensation Committee considered several metrics as points of reference, including the remaining shares available for grant under in the Plan, our historical and projected grant rates, and measures of potential cost and dilution, including burn rate and shareholder value transfer, or SVT. The Compensation Committee believes that our ongoing approach to equity grants is strongly aligned with the interests of our shareholders. In addition, as noted above, a majority of our equity grants to our management team have included challenging performance vesting conditions. Our outstanding balance of equity awards includes 417,500 shares granted to our management team in fiscal 2016 that vest only upon achievement of specific revenue targets in 2017. The Compensation Committee approved these shares as a critical component of our turnaround strategy, providing a strong retention and motivational component of compensation for the management team that has been responsible for the successful implementation of our turnaround strategy. In March 2017, the Compensation Committee approved grants of equity to our management team with approximately 70% of the value delivered as performance vesting shares. The Compensation Committee will continue to monitor our share usage relative to historical and market practice in order to ensure that our approach appropriately balances our compensation objectives and the interests of our shareholders.

The proposed 2,100,000 share increase reflects our expected share usage for the upcoming 12 to 18 month time horizon with an allowance for unforeseen circumstances. In determining our projected share requirements under the 2007 Stock Plan, the Compensation Committee considered our historical equity grant practices, competitive burn rate data, and competitive compensation levels for our employees, including our management team. We anticipate continuing our pattern of granting a majority of our annual equity grants in the first quarter of each fiscal year. As a result, we expect that a majority of the shares requested in this Proposal 5 will be granted in early 2018.

Accordingly, the Board of Directors is seeking approval by shareholders to reserve an additional 2,100,000 shares for issuance under this plan, thereby increasing the total number of shares of the Company's common stock reserved for issuance under the 2007 Stock Plan from 12,083,070 to 14,183,070.

The text of the 2007 Stock Plan is attached hereto as Appendix A and is marked to reflect the proposed changes. The material features of the 2007 Stock Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2007 Stock Plan.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under our stock plans as of April 13, 20171:

Options Outstanding	3,796,452
Time Vesting Restricted Shares Outstanding	532,680
Performance Vesting Shares Outstanding	1,239,375
Shares Available for Grant: 2007 Stock Plan[2]	1,166,250
Weighted Average Exercise Price of Outstanding Options	$3.77
Weighted Average Remaining Term of Outstanding Options	4.24
Additional Shares Requested: 2007 Stock Plan	2,100,000
(1) This table excludes the Radisys Employee Stock Purchase Plan.
(2) Includes 33,070 shares remaining available for grant due to the expiration of the LTIP in July 2016. Full value shares granted are deducted from the 2007 Stock Plan available reserve using a 1.5x fungible ratio. The LTIP does not include a fungible ratio.

The following table summarizes our equity usage during the three most recent fiscal years:

Time Period	Time Vesting RSUs Granted	Stock Options Granted	Performance Shares Granted	Performance Shares Earned	Weighted Average Common Shares Outstanding
Fiscal 2016	97,368	1,473,500	900,000	1,657,813	37,668,000
Fiscal 2015	212,000	761,000	1,625,000	113,000	36,789,000
Fiscal 2014	102,000	445,000	172,000	478,000	34,699,000

Description of the 2007 Stock Plan

The following paragraphs provide a summary of the principal features of the 2007 Stock Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2007 Stock Plan, which is attached hereto as Appendix A. Capitalized terms used herein and not defined shall have the meanings set forth in the 2007 Stock Plan.

Purpose. The purpose of the 2007 Stock Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company.

Awards. The 2007 Stock Plan permits the grant of incentive stock options, non-statutory stock options, SARs, restricted stock (including restricted stock units), performance shares and performance units.

Stock Subject to the 2007 Stock Plan. If this proposal to approve the 2007 Stock Plan is approved by our shareholders, the number of shares of our common stock reserved for issuance under the Restated Plan will be 14,183,070 shares. The additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval.

Any shares subject to options or SARs will be counted against the numerical limits of the 2007 Stock Plan as one share for every share subject thereto. Any shares or units subject to restricted stock, performance shares or performance units with a per share or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the numerical limits of the 2007 Stock Plan as one and one-half shares for every one share and, if returned to the 2007 Stock Plan, will be returned to the 2007 Stock Plan as one and one-half shares for every one share returned to the 2007 Stock Plan.
Unpurchased, forfeited or repurchased shares will remain available for future grants under the 2007 Stock Plan. With respect to SARs, when a stock-settled SAR is exercised, the shares subject to the SAR agreement will be counted against the number of shares available for future grant or sale under the 2007 Stock Plan, regardless of the number of shares used to settle the SAR upon exercise. The 2007 Stock Plan does not permit shares used to pay the exercise price of an option or withheld for taxes to be added back to the shares available for future grants.
Administration. The 2007 Stock Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Our Compensation and Development Committee is the current Administrator. Subject to the provisions of the 2007 Stock Plan, the Administrator has the authority to: (1) interpret the 2007 Stock Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2007 Stock Plan, (3) select the persons to whom Awards are to be granted, (4) subject to limitations of the 2007 Stock Plan as applicable to each type of Award, determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms and conditions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement), (7) amend any outstanding Award subject to applicable legal restrictions, (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2007 Stock Plan, (10) determine whether Awards (other than options or SARs) will be adjusted for dividend equivalents, (11) impose restrictions, conditions or limitations as to the timing and manner of any resales or other subsequent transfers by a participant of any shares issued as a result of or under an Award, and (12) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2007 Stock Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of Awards and on all persons deriving their rights therefrom. In April 2017, the Board of Directors amended the 2007 Stock Plan to provide additional flexibility with respect to satisfying withholding tax obligations. Under the 2007 Stock Plan, as amended, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may allow participants to satisfy all or part of the tax withholding or other tax obligations relating to any Award by deducting or withholding, or requiring a participant to remit to the Company, amounts of withholding taxes or other taxes due or potentially payable in connection with any transaction involving an Award, including but not limited to, electing to have us withhold from the shares or cash to be issued upon exercise or vesting of an Award that number of shares or cash having a fair market value sufficient to satisfy the amount to be withheld.
Eligibility to Receive Awards. The 2007 Stock Plan provides that performance shares, performance units, restricted stock (including restricted stock units), SARs and non-statutory stock options may be granted to employees, consultants or directors. Incentive stock options may be granted only to our employees. As of April 13, 2017, approximately 785 employees of the Company were eligible to receive Awards. References in this summary to "employment" and "termination of employment" shall, with respect to consultants and outside directors, mean their period of service and the termination of their period of service with us and our subsidiaries.
Share Limits for Awards. In order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares that may be subject to options and SARs granted to a participant in any fiscal year will equal 750,000 shares, except that the limit will be 1,500,000 shares in the participant's first fiscal year of service. The maximum number of shares that may be subject to restricted stock, performance shares or performance units granted to a participant in any fiscal year will equal 750,000 shares, except that the limit will be 1,500,000 shares in the participant's first fiscal year of service.
Code Section 162(m) Performance Goals. We have designed the 2007 Stock Plan so that it permits us to issue Awards that qualify as performance-based under Section 162(m) of the Code. The performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets,

(i) return on equity, (j) return on sales, (k) total shareholder return, and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures adopted by the Administrator. The performance goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the performance goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under the 2007 Stock Plan and any other of our incentive compensation plans. The performance goals may differ from participant to participant and from Award to Award. In establishing a performance goal, the Administrator may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of performance goal performance to exclude (i) any unusual and infrequent non-recurring items as described in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section in our annual report on Form 10-K for the applicable year, or (ii) the effect of any changes in accounting principles affecting our reported business results as a whole or a business unit's reported results
Term of Plan. The 2007 Stock Plan shall continue in effect for a term of 10 years after September 21, 2015.
No Repricing. The 2007 Stock Plan prohibits repricing of options and SARs, including by way of an exchange for another Award, unless shareholder approval is obtained.
Terms and Conditions of Stock Options. Each option granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Exercise Price. The Administrator sets the exercise price of the shares subject to each option, provided that the exercise price cannot be less than 100% of the fair market value of our common stock on the option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries (a "10% Shareholder").

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. Payment may generally be made in any method permitted by applicable law.

•
Exercise of the Option. Each option agreement will specify the term of the option and the date when the option is to become exercisable. The 2007 Stock Plan provides that in no event shall an option granted under the 2007 Stock Plan be exercised more than 7 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Shareholder, the term of the option shall be for no more than 5 years from the date of grant.

•
Termination of Employment. If a participant's employment terminates for any reason (other than death or permanent disability), all options held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her option agreement or the expiration date of the option. In the absence of a specified time in the option agreement, the option will remain exercisable for three months following the participant's termination. The participant may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•
Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all options held by such participant under the 2007 Stock Plan expire upon the earlier of twelve months after the date of termination of the participant's employment or the expiration date of the option. The participant may exercise all or part of his or her options at any time before such expiration to the extent that such options were exercisable at the time of termination of employment.

•
Death. If a participant dies while employed by us, all options held by such participant under the 2007 Stock Plan expire upon the earlier of twelve months after the participant's death or the expiration date of the option. The executor or other legal representative of the participant may exercise the participant's options at any time before such expiration.

•
ISO Limitation. If the aggregate fair market value of all shares subject to a participant's incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory stock options.

•	No Dividend Equivalent Rights. Upon exercise of an option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Stock Appreciation Rights. Each SAR granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Exercise Price and other Terms. The Administrator sets the exercise price and term of SARs granted under the 2007 Stock Plan, provided that no SAR may have a term of more than 10 years from the date of grant and provided further that the exercise price per share of a SAR cannot be less than 100% of the fair market value per share of our common stock on the SAR grant date.

•
Exercise of the SAR. Upon exercise of an SAR, a participant will be entitled to the following amount: (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

•	Form of Consideration. Upon the exercise of an SAR, payment may be in cash, shares or a combination thereof.

•
Termination of Employment. If a participant's employment terminates for any reason (other than death or permanent disability), all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for three months following the participant's termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•
Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant's termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•
Death. If a participant dies while employed by us, all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant's death. The executor or other legal representative of the participant may exercise the participant's SAR at any time before such expiration.

Restricted Stock. Each share of restricted stock granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Restrictions. The Administrator sets the conditions upon which the grant, vesting or issuance of restricted stock is conditioned. Such conditions will typically be based principally or solely on continued provision of services but may include a performance-based component.

Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to restricted stock units or the cash payable thereunder.
 Performance Shares. Each performance share granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Grant. Performance shares will be granted in the form of units to acquire shares of our common stock. Each unit will be the equivalent of one share of our common stock for purposes of determining the number of shares subject to an Award. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the performance units.

•
Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance shares is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Performance Units. Each performance unit granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Grant. Performance units will be granted in the form of units to acquire shares of our common stock. Each unit will be the cash equivalent of one share of our common stock, and will be settled in cash in an amount equivalent to the fair market value of the underlying shares as of the vesting date. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to performance units or the cash payable thereunder.

•
Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance units is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Compliance with Code Section 409A. To the extent that the Administrator determines that any Award granted under the 2007 Stock Plan is subject to Section 409A of the Code, it is intended that the 2007 Stock Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that the Award Agreement and the 2007 Stock Plan be interpreted and construed in compliance with Section 409A and the Treasury Regulations and other interpretive guidance issued under Section 409A.
Material Federal Income Tax Consequences
The U.S. federal income tax consequences of Awards under the 2007 Stock Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an Award or the disposition of shares of our common stock acquired as a result of an Award. The 2007 Stock Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonstatutory Stock Options. The grant of a non-statutory stock option with an exercise price equal to the fair market value of our stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction.
When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.
When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.
Incentive Stock Options. When a participant is granted an incentive stock option, or when the participant exercises the incentive stock option, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.
 If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this period. The deduction will be equal to the amount of taxable income the participant recognizes.
Stock Appreciation Rights. Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the participant will recognize taxable income upon the exercise of the right equal to the fair market value of the stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).
If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.
Restricted Stock. Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the Award, equal to the excess, if any, of the fair market value of the stock on the date the Award is granted over any amount paid by the participant in exchange for the stock.

The participant's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested.
If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.
Restricted Stock Units, Performance Shares and Performance Units. Generally, the participant who receives a restricted stock unit, performance share or performance unit structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the restricted stock unit, performance share or performance unit does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and premium interest tax.
If the participant receives shares of our stock in settlement of a restricted stock unit, performance share or performance unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).
If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.
Section 409A. Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the recipient of deferred compensation, including employees, consultants and directors, for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation. Section 409A of the Code does not apply to incentive stock options, non-statutory stock options and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units and performance shares.
Section 162(m). As described above, Awards may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve the Company's federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other Awards must be granted by a committee consisting solely of two or more "outside directors" (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any fiscal year. In addition, for Awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the Award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more "outside directors".
Recommendation by the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RADISYS CORPORATION AMENDED AND RESTATED 2007 STOCK PLAN.

PROPOSAL 6: TO APPROVE AN AMENDMENT TO THE RADISYS CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN

The ESPP provides a convenient and practical means by which employees may purchase stock of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of the Company's common stock pursuant to the ESPP is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. As of April 13, 2017, out of a total of 6,650,000 shares of the Company's stock reserved for issuance under the ESPP, 6,463,574 shares had been issued leaving 186,426 shares available for issuance under the ESPP. The Board of Directors believes additional shares will be needed under the ESPP to provide appropriate incentives to employees. Accordingly, on April 10, 2017, the Board of Directors approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 500,000 shares for issuance under the ESPP, thereby increasing the total number of shares of the Company's common stock reserved for issuance under the ESPP from 6,650,000 to 7,150,000.

The additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8, as soon as practicable after the shareholder approval.

Certain provisions of the ESPP are summarized below. The complete text of the ESPP, marked to show the proposed amendment, is attached to this proxy statement as Appendix B.

The ESPP is administered by the Board of Directors. The Board has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to the requirement that certain amendments be approved by shareholders.

All employees of the Company who work more than 20 hours a week, including the Company's officers, are eligible to participate in the ESPP. As of April 13, 2017, approximately 785 employees of the Company were eligible to participate in the ESPP. Each participant may enroll in an 18-month offering in which shares of the Company's common stock are purchased on the last day of each three-month period of an offering. A separate offering commences on February 15, May 15, August 15 and November 15 of each calendar year under the ESPP. The first day of each offering is the "enrollment date" of the offering. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Company's common stock on the enrollment date of the offering or (b) the fair market value on the date of purchase. Participants may elect to contribute from 1% to 15% of compensation paid to the participant during each pay period in the offering. All shares purchased must be held for at least twelve months.

No participant may obtain a right to purchase shares under the ESPP if, immediately after the right is granted, the participant owns or is deemed to own shares of the Company's common stock possessing 5% or more of the combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. The maximum number of shares that a participant may purchase in an offering is 10,000. In addition, no participant may obtain a right to purchase shares under the ESPP that permits the participant's rights to purchase shares under the ESPP to accrue at a rate which exceeds $25,000 in fair market value of the Company's common stock (determined as of the enrollment date) for each calendar year of the offering.

Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason other than death, the payroll deductions credited to the participant's account will be returned to the participant. Upon termination of a participant's employment because of that person's death, the payroll deductions credited to the participant's account will be used to purchase shares on the next purchase date. Any shares purchased and any remaining balance will be returned to the deceased participant's beneficiary or, if none, to the participant's estate.

Material Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the ESPP are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, foreign and other tax consequences of participation in the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, employees generally will not recognize taxable income or gain with respect to shares purchased under the ESPP either at an enrollment date or at a purchase date. If an employee disposes of shares purchased under the ESPP more than two years after the enrollment date and more than one year after the purchase date, or in the event of the employee's death at any time, the employee or the employee's estate generally will be required to report as ordinary compensation income, for the taxable year in which the disposition or death occurs, an amount equal to the lesser of the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or 15% of the fair market value of the shares on the enrollment date. Any gain on disposition in excess of the amount treated as ordinary compensation income generally will be taxed as capital gain to the employee. In the case of such a disposition or death, the Company will not be entitled to any federal income tax deduction.

If a current or former employee disposes of shares purchased under the ESPP within two years after the enrollment date or within one year after the purchase date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be taxed as capital gain or loss. In the event of a disposition within two years after the enrollment date or within one year after the purchase date, the Company generally will be entitled to a deduction in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. For dispositions made by the Company's Chief Executive Officer or any of the Company's four highest compensated officers who are named executive officers (other than the Chief Executive Officer), the Company's deduction may be limited pursuant to Section 162(m) of the Code, as discussed above. Under the terms of the ESPP, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the ESPP.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT OF THE RADISYS CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Premiere Communications Inc. has been a customer since 2007. In December 2015, Hubert de Pesquidoux, one of our directors, was appointed the Executive Chairman of Premiere Communications, which is a non-officer position, and acquired an immaterial indirect equity interest in its parent company. In 2015 and 2016, we continued ordinary course commercial dealings with Premiere Communications. We expect to continue our commercial relationship with Premiere Communications on similar terms and volumes during fiscal 2017.  Future transactions with Premiere Communications will be approved by the Audit Committee in accordance with our Related Party Transactions Policy. The Board also considered the relationship and concluded that Mr. de Pesquidoux remains an independent director.
Mavenir Systems, Inc. and its predecessor company, Mitel Mobility, has been a customer since April 2015. In February 2017, Ronald de Lange, one of our directors, was named a director of Mavenir Systems, and Hubert de Pesquidoux was named Executive Chairman of Mavenir Systems, which is a non-officer position, and acquired an immaterial indirect equity interest in its parent company. We expect to continue our commercial relationship with Mavenir Systems on similar terms and volumes during fiscal 2017. Future transactions with Mavenir Systems will be approved by the Audit Committee in accordance with our Related Party Transactions Policy. The Board also considered the relationship and concluded that Mr. de Pesquidoux and Mr. de Lange remain independent directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of the reports received by the Company during and with respect to fiscal year 2016 and on written representations of certain reporting persons, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

HOUSEHOLDING OF MATERIALS

We participate, and some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of the Notice may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of the Notice or this Proxy Statement and its annual report to any shareholder upon request by writing or calling the Company at the following address or phone number: Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Investor Relations or by calling (503) 615-1100. Any shareholder who wants to receive separate copies in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Our bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder's notice must be delivered to or mailed and received by the Corporate Secretary not less than 90 days nor more than 120 days before the anniversary of the preceding year's annual meeting provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, then a shareholder's notice must be delivered or mailed and received by the Corporate Secretary not less than 90 days nor more than 120 days before the date of the annual meeting and, if less than 100 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company's 2018 annual meeting of shareholders is expected to be held on or about June 6, 2018, although this may change in the discretion of our board of directors. Any notice relating to a shareholder proposal for the 2018 annual meeting, to be timely, must be received by the Company between February 7, 2018 and March 9, 2018. Shareholders wishing to submit proposals in compliance with Rule 14a-8 of the Exchange Act, for inclusion in the Company's proxy statement for the 2018 annual meeting of shareholders must deliver their proposals to our executive offices not later than December 27, 2017, which is 120 days before the anniversary of April 26, 2017, this year's mailing date.

DISCRETIONARY AUTHORITY

Although the Notice of the annual meeting of shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

Appendix A

Radisys Corporation
Amended and Restated 2007 Stock Plan2
(As amended through [April 10, 2017] June 7, 2017)
1.Purposes of the Plan. The purpose of this 2007 Stock Plan (the “Plan”) is to enable Radisys Corporation (the “Company”) to attract and retain the services of Directors and selected Employees and Consultants of the Company or any Parent or Subsidiary of the Company. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units, as determined by the Administrator at the time of grant.

2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c)“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)“Awarded Stock” means the Common Stock subject to an Award.

(f)“Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(i)“Common Stock” means the common stock of the Company.

(j)“Company” means Radisys Corporation.

(k)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(l)“Director” means a member of the Board.

(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n)“Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award (other than an Option or an SAR) held by such Participant.

(o)“Effective Date” means March 21, 2007.

(2) Underscored text is new, text in brackets is to be deleted.

(p)“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st calendar day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq Global Select Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s)“Fiscal Year” means a fiscal year of the Company.

(t)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(w)“Outside Director” means a Director who is not an Employee.

(x)“Option” means a stock option granted pursuant to the Plan.

(y)“Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)“Participant” means the holder of an outstanding Award granted under the Plan.

(bb)    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total stockholder return and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures as may be adopted by the Administrator. The Performance Goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the Performance Goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under this Plan and any other incentive compensation plans of the Company. The Performance Goals may differ from Participant to Participant and from Award to Award. In establishing a Performance Goal, the Administrator may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal performance to exclude (i) any unusual and infrequent non-recurring items as described in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business unit's reported results.

(cc)    “Performance Share” means Shares granted pursuant to Section 12 of the Plan.

(dd)    “Performance Unit” means performance units granted pursuant to Section 13 of the Plan.

(ee)    “Plan” means this Amended and Restated 2007 Stock Plan.

(ff)    “Restricted Stock” means Shares granted pursuant to Section 11 of the Plan.

(gg)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh)    “Service Provider” means an Employee, Consultant or Director.

(ii)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(jj)    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

(kk)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is [12,050,000] 14,183,070 Shares; provided that such number includes [(i) the 1,375,000 shares that are subject to outstanding awards under the Radisys Corporation Long-Term Incentive Plan (as amended, the "LTIP"), and are forfeited by a participant under such plan on account of such participant's termination of employment with the Company; and (ii)] the 33,070 shares that remain available for issuance under the Radisys Corporation Long-Term Incentive Plan (as amended, the "LTIP") [the LTIP] upon its termination, [shall become] which are available for future grant or sale under the Plan.

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share subject thereto. Any Shares or units subject to Restricted Stock, Performance Shares or Performance Units with a per share or per unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as one and one-half Shares for every one Share subject thereto and, if returned to the Plan pursuant to the last paragraph of this Section, shall be returned to the Plan as one and one-half Shares for every one Share returned to the Plan.

The Shares may be authorized, but unissued, or reacquired Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Performance Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when a stock-settled SAR is exercised, the Shares subject to the SAR Award Agreement shall be counted against the number of Shares available for future grant or sale under the Plan, regardless of the number of Shares used to settle the SAR upon exercise. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, if unvested Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option and Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.

4.Administration of the Plan.
(a)Procedure.

(i)Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;
(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv)to determine the number of Shares to be covered by each Award granted hereunder;

(v)to approve forms of agreement for use under the Plan;

(vi)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, the method for satisfaction of any tax withholding obligation arising in connection with an Award, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)to construe and interpret the terms of the Plan and Awards;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)to modify or amend each Award (subject to Section 9(c) and Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)to determine the terms and restrictions applicable to Awards;

(xii)to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents;

(xiii)to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xiv)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.Eligibility. Performance Shares, Performance Units, Restricted Stock, Stock Appreciation Rights, and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7.Code Section 162(m) Provisions.

(a)Option and SAR Annual Share Limit. The maximum number of Shares that may be subject to Options and Stock Appreciation Rights granted to a Participant in any Fiscal Year shall equal 750,000 Shares; provided, however, that such limit shall be 1,500,000 Shares in the Participant's first Fiscal Year of Company service.

(b)Restricted Stock, Performance Shares and Performance Units Annual Limit. The maximum number of Shares that may be subject to Restricted Stock, Performance Shares or Performance Units granted to a Participant in any Fiscal Year shall equal 750,000 Shares; provided, however, that such limit shall be 1,500,000 Shares in the Participant's first Fiscal Year of Company service.

(c)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d)Changes in Capitalization. The numerical limitations in Section 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16(a).

8.Term of Plan. The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect. The Plan shall continue in effect for a term of 10 years after September 21, 2015.

9.Stock Options.

(a)Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than 7 years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five years from the date of grant.

(b)Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(c)No Repricing. Subject to Section 16, the exercise price for an Option may not be reduced without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i)cash;

(ii)check;

(iii)other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v)subject to compliance with Code Section 409A, a reduction in the amount of any Company liability to the Participant;

(vi)any combination of the foregoing methods of payment; or

(vii)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(f)Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option

Agreement, the Option shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option for 12 months following the Participant's termination (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised for 12 months following the Participant's death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j)ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which becomes exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

10.Stock Appreciation Rights.

(a)Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, no SAR may have a term of more than 10 years from the date of grant, and provided further, the exercise price per Share of a SAR shall be no less than 100% of the Fair Market Value per Share on the date of grant of the SAR. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the SAR as well as a SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)the number of Shares with respect to which the SAR is exercised.

(d)Payment Upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Award Agreement). In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Award Agreement). In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for 12 months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant's death within such period of time as is specified in the SAR Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Award Agreement), by the personal representative of the Participant's estate or by the person(s) to whom the SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for 12 months following the Participant's death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

11.Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Restricted Stock may be granted in the form of restricted stock units that are not issued until the vesting conditions are satisfied. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of restricted stock units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the Award. Any certificates representing the Shares of Restricted Stock awarded shall bear such legends as shall be determined by the Administrator.

(c)Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than 10 years following the date of grant.

12.Performance Shares.

(a)Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of performance share units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Performance Shares are awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Share agreement as a condition of the Award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(c)Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13.Performance Units.

(a)Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in cash in an amount equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of performance share units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Number of Performance Units. Subject to Section 7(b) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the Award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d)Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

14.Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of Awards shall be suspended during any other unpaid leave of absence.

15.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, no Option shall in any event be transferable for value.

16.Adjustments Upon Changes in Capitalization.

(a)Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the limit on the number of Shares that may be issued in conjunction with Restricted Stock, Performance Shares and Performance Units under Section 3, and the 162(m) Fiscal Year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until 10 calendar days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a “Transaction”), the Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(i)Outstanding Awards shall remain in effect in accordance with their terms.

(ii)Each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Transaction the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Award and, with respect to Options and SARs, shall have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. The amount, type of securities subject thereto and, if applicable, exercise price of the assumed or substituted Awards shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange ratio, if any, used in determining shares of the successor corporation, or Parent or Subsidiary thereof, to be issued to holders of Shares. Unless otherwise determined by the Board and except as otherwise provided above with respect to Outside Directors, the assumed or substituted Awards shall be vested only to the extent that the vesting requirements relating to Awards granted hereunder have been satisfied.

(iii)The Board shall provide a 30 calendar-day period prior to the consummation of the Transaction during which outstanding Options and SARs may be exercised to the extent then exercisable, and upon the expiration of such 30 calendar-day period, all unexercised Options and SARs shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of Options and SARs so that they are exercisable in full during such 30 calendar-day period. The Board may also, in its sole discretion, accelerate the vesting of Restricted Stock, Performance Share or Performance Unit Awards.

17.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator; provided, however, the date of grant of an Option shall be the date when the Option is granted and its exercise price is set, consistent with Applicable Laws and applicable financial accounting rules. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. With respect to any Participant or Service Provider who is resident outside of the United States, the Administrator may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules, regulations and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Administrator may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes.

(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)Effect of Amendment or Termination. Except as otherwise provided in Section 23, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

19.Conditions Upon Issuance of Shares.

(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.Liability of Company.

(a)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)Grants Exceeding Allocated Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18(b) of the Plan.

21.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.Governing Law. The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Oregon, without regard to its conflicts of laws provisions.

23.Compliance with Code Section 409A. Awards granted under the Plan are intended to be exempt from Code Section 409A. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, to the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that the Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Administrator intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Administrator represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through any Participant) for any tax, interest, or penalties the Participant may owe as a result of compensation paid under the Plan, and the Company and its subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Code Section 409A.

24.    Prohibition on Acceleration of Payments. The time or schedule of any settlement or amount scheduled to be paid pursuant to the terms of the Plan or any Award Agreement that is a “deferral of compensation” under Code Section 409A may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.
25.    Time and Form of Settlement. The time and form of settlement of the Participant's Award shall be made in accordance with the provisions of the Plan and the applicable Award Agreement, provided that if a Participant receives settlement of an Award upon termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Participant is a “specified employee” under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Participant's death or the date that is six months and one day following the Participant's termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 25 shall be paid to the Participant in a lump sum and remaining payments, if any, shall be paid in accordance with the terms of the applicable Award Agreement. For purposes of the Plan and any Award Agreement, the terms “terminate,” “termination,” “termination of employment,” and variations thereof, as used in this Plan and any Award Agreement, are intended to mean a termination of employment that constitutes a “separation from service” under Code Section 409A.
26.    Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, amounts of withholding taxes and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding and other tax obligations in connection with an Award by one or more of the following means (a) having the Company withhold otherwise deliverable Shares having an aggregate Fair Market Value sufficient to satisfy the amount to be withheld, (b) withholding from proceeds of the sale of Shares acquired pursuant to an Award sufficient to satisfy the amount to be withheld, (c) delivering to the Company already-owned Shares having an aggregate Fair Market Value sufficient to satisfy the amount to be withheld, (d) tendering by the Participant of a payment in cash or check sufficient to satisfy the amount to be withheld, (e) withholding from any wages, payment or other amounts payable to the Participant sufficient to satisfy the amount to be withheld, or (f) any such other method as may be approved by the Administrator and set forth in an Award Agreement.  The number of Shares withheld under subsection (a) shall be determined using rates up to, but not exceeding, the maximum tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the amount of the tax to be withheld is determined.

Appendix B

Radisys Corporation
1996 Employee Stock Purchase Plan3
(As amended through [September 4, 2013] June 7, 2017)
I. PURPOSE OF PLAN

As a means by which Employees may share in the Company's growth and success, Radisys Corporation (the "Company") believes that ownership of shares of its Common Stock by its Employees is desirable. To this end, and as an incentive to better performance and improved profits, the Company has established the Radisys Corporation 1996 Employee Stock Purchase Plan (the "Plan").

The Company intends that the Plan will constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code.

II. DEFINITIONS

Terms that are capitalized within this document shall have the meanings as set forth in Exhibit A, unless otherwise specified within the text.

III. EMPLOYEE PARTICIPATION

PARTICIPATION

Subject to the provisions of this Section III, an Employee may elect to participate in the Plan effective as of any Enrollment Date by completing and filing a Payroll Deduction Authorization Form as provided in Section IV. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

REQUIREMENTS FOR PARTICIPATION

A person shall become eligible to participate in the Plan on the first Enrollment Date on which that person meets the following requirements:

a)    The person is an Employee, and

b)    The person's customary period of Employment is more than twenty (20) hours per week.

Any eligible Employee may enroll in the Plan as of the Enrollment Date of any Offering by filing timely written notice of such participation, subject to the following provisions:

(i)    In order to enroll in the Plan initially, an eligible Employee must complete, sign and submit to the Company the following forms:

(A)    Payroll Deduction Authorization Form must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

(B)    ESPP New Account Form This form must accompany the Payroll Deduction Authorization Form submitted for enrollment in the Plan. An ESPP New Account Form must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

(3) Underscored text is new, text in brackets is to be deleted.

(ii)    A Participant in an ongoing Offering may elect as of any Enrollment Date to enroll in the new Offering commencing on that Enrollment Date by filing a Payroll Deduction Authorization Form making such election prior to 4:00 p.m. Pacific Time on the Enrollment Date. An election by a current Participant to enroll in a new Offering shall constitute a withdrawal, effective as of such Enrollment Date, from the ongoing Offering and simultaneous re-enrollment in the new Offering. A re-enrollment shall not affect the purchase of Shares under the ongoing Offering occurring on the Purchase Date immediately preceding the Enrollment Date. A Participant may make an ongoing election to re-enroll on any Enrollment Date as of which the fair market value of the Shares for purposes of Section VI is less than it was as of the Enrollment Date for the Offering in which the Participant is currently participating. Unless otherwise specified by the Participant, any such ongoing re-enrollment election shall be subject to revocation; provided, however, that to be effective to prevent re-enrollment on any Enrollment Date, such revocation must be received by the Company prior to 4:00 p.m. Pacific Time on the Enrollment Date.

(iii)    Absent withdrawal from the Plan pursuant to Section VII, a Participant will automatically be re-enrolled in the Offering commencing on the Enrollment Date immediately following the expiration of the Offering of which that person is then a Participant.

A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when the Participant ceases to meet the eligibility requirements as defined above.

LIMITATIONS ON PARTICIPATION

No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

No Employee may obtain a right to purchase Shares under the Plan that permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code of the Company or any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 shares, no more than one-third of which may be purchased on any Purchase Date on or prior to August 15, 2000, and no more than one-sixth of which may be purchased on any Purchase Date after August 15, 2000.

VOLUNTARY PARTICIPATION

Participation in the Plan shall be strictly voluntary.

IV. PAYROLL DEDUCTIONS

PAYROLL DEDUCTION AUTHORIZATION

An Employee may contribute to the Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company's stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date as of which the payroll deductions are to take effect.

AMOUNT OF DEDUCTIONS

A Participant may specify that the person desires to make contributions to the Plan at a rate not less than 1% and not more than 15% of the Compensation paid to the Participant during each pay period in the Offering, or other such minimum or maximum percentages as the Plan Administrator shall establish from time to time; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not specify during that Offering contributions to the Plan of more than 10% of Compensation. Such specification shall apply during any period of continuous participation in the Plan, unless otherwise modified or terminated as provided in this Section IV or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from that person's pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

COMMENCEMENT OF DEDUCTIONS

Payroll deductions for a Participant shall commence on the Enrollment Date of the Offering for which that person's Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in this Section IV or as otherwise provided in the Plan.

ACCOUNTS

All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account since the last Purchase Date and the number of Shares purchased and delivered to the Custodian for deposit into the Participant's Custodial Account.

MODIFICATION OF AUTHORIZED DEDUCTIONS

A Participant may at any time increase or decrease the amount of that person's payroll deduction effective for all applicable payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with the Company's stock administrator in accordance with this Section IV; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not change the amount of that person's payroll deduction more than three times during that Offering.

A Participant may at any time discontinue the Participant's payroll deductions, without withdrawing from the Plan, by completing an amended Payroll Deduction Authorization Form and filing it with the Company's stock administrator. Previous payroll deductions will then be retained in the Participant's Account for application to purchase Shares on the next Purchase Date, after which the Participant's participation in the Offering and in the Plan will terminate unless the participant has timely filed another Payroll Deduction Authorization Form to resume payroll deductions.

For purposes of the above, an amended Payroll Deduction Authorization form shall be effective for a specific pay period when filed 7 days prior to the last day of such payroll period; provided, however, that for a Participant in any Offering that commenced prior to August 15, 2000 an amended Payroll Deduction Authorization form shall be effective for a specific pay period during that Offering when filed 15 days prior to the last day of such payroll period.

V. CUSTODY OF SHARES

DELIVERY AND CUSTODY OF SHARES

Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

CUSTODIAL ACCOUNT

As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account. The Shares will be held in a Custodial Account specifically established for this purpose. An Employee must open a Custodial Account with the Custodian in order to be eligible to purchase Shares under the Plan. In order to open a Custodial Account, the Participant must complete an ESPP New Account Form and file it with the stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date of the Offering as of which the enrollment is to take effect; provided, however, that an ESPP New Account Form that effects a change in the status of the Custodial Account may be filed at any time during participation in the Plan.

TRANSFER OF SHARES

Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant's own name all or part of the Shares held in the Participant's Custodial Account and deliver such Shares to the Participant. Notwithstanding the foregoing, subject to the terms of Section VII addressing a Participant’s termination of Employment or death, the full Shares purchased and delivered to the Custodian by the Company after August 15, 2009, shall be held in the Participant’s Custodial Account for a period of twelve (12) months immediately following the applicable Purchase Date and shall not be delivered to or disposed of by the Participant during such twelve (12) month holding period unless otherwise required by applicable law or to satisfy the Participant’s tax obligations under Section XIII, or unless otherwise determined by the Company consistent with the requirements of Section 423, and provided further, that the twelve (12) month holding period shall immediately expire upon the Participant’s death or upon the Participant’s termination of Employment for any reason.

STATEMENTS

The Custodian will deliver to each Participant a semi-annual statement showing the activity of the Participant's Custodial Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

VI. PURCHASE OF SHARES

PURCHASE OF SHARES

Subject to the limitations of Section VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in this Section VI, and shall promptly deliver such Shares to the Custodian for deposit into the Participant's Custodial Account. Payment for Shares purchased under the Plan will be made only through payroll withholding deductions in accordance with Section IV.

PRICE

The price of Shares to be purchased on any Purchase Date shall be the lower of:

(a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

(b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

FAIR MARKET VALUE

The fair market value of the Shares on any date shall be equal to the closing trade price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

UNUSED CONTRIBUTIONS

Any amount credited to a Participant's Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next succeeding Purchase Date.

VII. TERMINATION AND WITHDRAWAL

TERMINATION OF EMPLOYMENT

Upon termination of a Participant's Employment for any reason other than death, the payroll deductions credited to such Participant's Account shall be returned to the Participant. A Participant shall have no right to accrue Shares upon termination of the person's Employment.

TERMINATION UPON DEATH

Upon termination of the Participant's Employment because of that person's death, the payroll deductions credited to that person's Account shall be used to purchase Shares as provided in Section VI on the next Purchase Date. Any Shares purchased and any remaining balance shall be transferred to the deceased Participant's Beneficiary, or if none, to that person's estate.

DESIGNATION OF BENEFICIARY

Each Participant may designate, revoke, and re-designate Beneficiaries. All changes to designation of Beneficiary shall be in writing and will be effective upon delivery to the Plan Administrator.

WITHDRAWAL

A Participant may withdraw the entire amount credited to that individual's Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw accounts within the 15 days immediately preceding a Purchase Date for the Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from the person's Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

STATUS OF CUSTODIAL ACCOUNT

Upon termination of a Participant's Employment for any reason other than death, the Participant may,

(a)    Elect to retain with the Custodian the Shares held in the Participant's Custodial Account. The Participant will bear the cost of any annual fees resulting from maintaining such an account.

(b)    Request issuance of the Shares held in the Participant's Custodial Account by submitting to the Custodian the appropriate forms provided for that purpose.

Upon termination of a Participant's Employment as a result of death, any Shares held by the Custodian for the Participant's Account shall be transferred to the person(s) entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

VIII. SHARES PURCHASED UNDER THE PLAN

SOURCE AND LIMITATION OF SHARES

The Company has reserved for sale under the Plan [6,650,000] 7,150,000 shares of common stock, subject to adjustment upon changes in capitalization of the Company as provided in Section X. Shares sold under the Plan may be newly issued Shares or Shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the [6,650,000] 7,150,000 Share limitation.

If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan at any time when no Shares are available.

DELIVERY OF SHARES

As promptly as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account.

INTEREST IN SHARES

The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of Shares, the Participant shall be entitled to all rights of a stockholder of the Company, subject to the terms and provisions of this Plan.

IX. ADMINISTRATION

PLAN ADMINISTRATOR

At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. Each member of the Committee shall be either a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until that person dies, resigns or is removed by the Board of Directors.

POWERS

The Plan Administrator shall be vested with full authority to make, administer and interpret the rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

X. CHANGES IN CAPITALIZATION, MERGER, ETC.

RIGHTS OF THE COMPANY

The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes in its capital or business structure or to merge, consolidate or dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

RECAPITALIZATION

Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section VIII and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

CONSOLIDATION OR MERGER

In the event of the consolidation or merger of the Company with or into any other business entity, or sale by the Company of substantially all of its assets, the successor may at its discretion continue the Plan by adopting the same by resolution of its Board of Directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger, or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section XIII.

XI. TERMINATION OF EMPLOYMENT

LEAVE

A person's Employment shall not terminate on account of an authorized leave of absence or sick leave, or a direct transfer between Employers, provided such leave does not exceed 90 days or, if longer, so long as the person's right to reemployment is guaranteed by statute or by contract. Unless the Plan Administrator provides otherwise, or except as otherwise required by applicable law, a person’s Employment shall not terminate on account of military leave, provided such leave does not exceed 90 days or, if longer, so long as the person’s right to reemployment is guaranteed by statute or by contract. Failure to return to work upon expiration of any leave of absence or sick leave or military leave shall be considered a resignation effective as of the expiration of such leave of absence, sick leave or military leave.

XII. STOCKHOLDER APPROVAL AND RULINGS

The Plan is expressly made subject to (a) the approval of the Plan within twelve (12) months after the Plan is adopted by the stockholders of the Company and (b) at the Company's election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

XIII. MISCELLANEOUS PROVISIONS

AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares without prior approval of the stockholders of the Company if the amendment would:

(i) Permit the sale of more Shares than are authorized under Section VIII;

(ii) Permit the sale of Shares to employees of entities which are not Employers;

(iii) Materially increase the benefits accruing to Participants under the Plan; or

(iv) Materially modify the requirements as to eligibility for participation in the Plan.

The Plan is intended to be a permanent program, but the Company reserves the right to declare the Plan terminated at any time. Upon such termination, amounts credited to the Accounts of the Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

NON-TRANSFERABILITY

Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section VII, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section VII. A Participant's rights to purchase Shares under the Plan are exercisable during the Participant's lifetime only by the Participant.

USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

EXPENSES

All expenses of administering the Plan shall be borne by the Company. The Company will not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

TAX WITHHOLDING

Each Participant who has purchased Shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Employer in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Employer to be required. If the Employer determines that additional withholding is required beyond any amounts deposited at the time of purchase, the Participant shall pay such amount to the Employer on demand. If the Participant fails to pay the amount demanded, the Employer may withhold that amount from other amounts payable by the Employer to the Participant, including salary, subject to applicable law. Notwithstanding any other provision of the Plan, the Company may retain from the Shares purchased and delivered to the Custodian a sufficient number of Shares to satisfy any applicable federal, state, local or foreign tax withholding, including any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding obligations attributable to the purchase of Shares under the Plan that the Employer determines is necessary and/or appropriate in its discretion.

NO INTEREST

No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's Account.

REGISTRATION AND QUALIFICATION OF SHARES

The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

RESPONSIBILITY AND INDEMNITY

Neither the Company, its Board of Directors, the Custodian, nor any member, officer, agent or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

PLAN NOT A CONTRACT OF EMPLOYMENT

The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

SERVICE OF PROCESS

The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

NOTICE

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

GOVERNING LAW

The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent state law is applicable, the laws of the State of Oregon shall apply.

REFERENCES

Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

AWARDS IN FOREIGN COUNTRIES

With respect to any Participant or Employee who is resident outside of the United States, the Plan Administrator may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules, regulations and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Plan Administrator may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes.

EXHIBIT A
DEFINITIONS

ACCOUNT
shall mean each separate account maintained for a Participant under the Plan collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to that person's Account at all times. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

BENEFICIARY	shall mean a person or entity entitled under Section VII of the Plan to receive Shares purchased by, and any remaining balance in, a Participant's Account on the Participant's death.
BOARD OF DIRECTORS	shall mean the Board of Directors of the Company.
CODE	shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future tax code.
COMMITTEE	shall mean the Committee appointed by the Board of Directors in accordance with Section IX of the Plan.
COMPENSATION
shall mean the total cash compensation (except as otherwise set forth below), before tax withholding, paid to an Employee in the period in question for services rendered to the Employer by the Employee. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or 125 of the Code. An Employee's Compensation shall not include severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

COMMON STOCK	shall mean the common stock of the Company.
COMPANY	shall mean Radisys Corporation, an Oregon Corporation.
CUSTODIAN	shall mean the investment or financial firm appointed by the Plan Administrator to hold all Shares pursuant to the Plan.
CUSTODIAL ACCOUNT	shall mean the account maintained by the Custodian for a Participant under the Plan.
DISABILITY
shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

EMPLOYEE
shall mean an individual who renders services to the Employer pursuant to an employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

EMPLOYER
shall mean, collectively, the Company and its Subsidiaries or any successor entity that continues the Plan. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all purposes of the Plan.

EMPLOYMENT
shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Section XI.

ENROLLMENT DATE	shall mean the first day of each Offering.
ESPP NEW ACCOUNT FORM
shall mean the form provided by the Company on which a Participant shall elect to open an Account with the Custodian and authorize delivery to the Custodian of all Shares issued for the Participant's Account.

OFFERING
until August 15, 2000 shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15 and August 15 of each calendar year under the Plan other than calendar year 1999; in calendar year 1999, the first Offering shall be a period commencing on June 12, 1999 and ending on August 15, 2000, and the second Offering shall be the eighteen (18) month period commencing on August 15, 1999. Beginning with the Offering that commences on August 15, 2000, Offering shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15, May 15, August 15 and November 15 of each calendar year under the Plan.

PARTICIPANT	shall mean any Employee who is participating in any Offering under the Plan pursuant to Section III.
PAYROLL DEDUCTION AUTHORIZATION FORM
shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and the Offering under the Plan and designate the percentage of that individual's Compensation to be contributed to that individual's Account through payroll deductions.

PLAN	shall mean this document.
PLAN ADMINISTRATOR	shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Section IX.
PURCHASE DATE
until August 15, 2000 shall mean the last day of the sixth, twelfth and eighteenth one-month periods of the Offering, except for the Offering beginning on June 12, 1999, in which Offering the Purchase Dates shall be August 14, 1999, February 14, 2000 and August 14, 2000. Beginning on August 15, 2000, for all then pending Offerings and any Offerings commenced on or after that date, Purchase Date shall mean the last day of the third, sixth, ninth, twelfth, fifteenth and eighteenth one-month periods of each Offering. Accordingly, since after August 15, 2000 the Enrollment Dates occur on February 15, May 15, August 15 and November 15 of each year, Purchase Dates shall occur on February 14, May 14, August 14 and November 14 of each year beginning with November 14, 2000.

RETIREMENT	shall mean a Participant's termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that the individual has suffered a Disability.
SHARE	shall mean one share of Common Stock.
SUBSIDIARIES	shall mean any corporation in which at least eighty percent (80%) or more of the total combined voting power of all classes of stock are owned directly or indirectly by Radisys Corporation.
VALUATION DATE
shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section VI (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date or the Purchase Date is not a date on which the fair market value may be determined in accordance with Section VI, the Valuation Date shall be the first day prior to the Enrollment Date or the Purchase Date, as applicable, for which such fair market value may be determined.

VESTED	shall mean non-forfeitable.

Radisys Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on June 6, 2017.

Vote by Internet

- Go to **www.envisionreports.com/RSYS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Ronald de Lange	☐	☐	02 - Brian Bronson	☐	☐	03 - Hubert de Pesquidoux	☐	☐
04 - C. Scott Gibson	☐	☐	05 - Michael G. Hluchyj	☐	☐	06 - M. Niel Ransom	☐	☐
07 - Vincent H. Tobkin	☐	☐						

The Board of Directors recommends a vote **FOR** the following proposal:

	For	Against	Abstain
2. Advisory vote to approve compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote **FOR "1 Year"** on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends a vote **FOR** the following proposals:

	For	Against	Abstain
4. Ratification of the appointment of KPMG LLP as the company's independent registered public accounting firm.	☐	☐	☐
5. Approval of an amendment to the Radisys Corporation Amended and Restated 2007 Stock Plan.	☐	☐	☐
6. Approval of an amendment to the Radisys Corporation 1996 Employee Stock Purchase Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02LDAC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Radisys Corporation

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Notice of 2017 Annual Meeting of Shareholders

Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, OR 97124

Proxy Solicited by Board of Directors for Annual Meeting — Wednesday, June 7, 2017

Brian J. Bronson and Jonathan Wilson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Radisys Corporation to be held on June 7, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote the shares represented by this proxy FOR all Director nominees in Item 1, FOR Items 2, 4, 5 and 6 and, with respect to Item 3, FOR "1 year".

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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